                                                                     EXHIBIT 2.1


                          AGREEMENT AND PLAN OF MERGER

                                      AMONG

                           LENNOX INTERNATIONAL INC.,

                          LII ACQUISITION CORPORATION,

                                       AND

                              SERVICE EXPERTS, INC.


                          DATED AS OF OCTOBER 26, 1999

                                TABLE OF CONTENTS

                                                                                                               Page
                                                                                                               ----
ARTICLE I         THE MERGER......................................................................................2
         1.1      The Merger; Effective Time of the Merger........................................................2
         1.2      Closing.........................................................................................2
         1.3      Effects of the Merger...........................................................................2
ARTICLE II        EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF
                    CERTIFICATES..................................................................................3
         2.1      Effect on Capital Stock.........................................................................3
                  (a)      Capital Stock of Merger Sub............................................................3
                  (b)      Cancellation of Treasury Stock.........................................................3
                  (c)      Exchange Ratio for Company Common Stock................................................3
                  (d)      Treatment of Company Stock Options, Warrants
                           and Restricted Stock Awards............................................................3
                  (e)      Company Convertible Notes..............................................................3
         2.2      Exchange of Certificates........................................................................4
                  (a)      Exchange Agent.........................................................................4
                  (b)      Exchange Procedures....................................................................4
                  (c)      Distributions with Respect to Unexchanged Shares.......................................5
                  (d)      No Further Ownership Rights............................................................5
                  (e)      No Fractional Shares...................................................................5
                  (f)      Termination of Exchange Fund...........................................................6
                  (g)      No Liability...........................................................................6
                  (h)      Lost, Stolen, or Destroyed Certificates................................................6
ARTICLE III       REPRESENTATIONS AND WARRANTIES..................................................................7
         3.1      Representations and Warranties of the Company...................................................7
                  (a)      Organization, Standing and Power.......................................................7
                  (b)      Capital Structure......................................................................8
                  (c)      Authority; No Violations; Consents and Approvals.......................................9
                  (d)      SEC Documents.........................................................................11
                  (e)      Information Supplied..................................................................11
                  (f)      Absence of Certain Changes or Events..................................................12
                  (g)      No Undisclosed Material Liabilities...................................................12
                  (h)      No Default............................................................................12
                  (i)      Compliance with Applicable Laws.......................................................12
                  (j)      Litigation............................................................................13
                  (k)      Taxes.................................................................................13
                  (l)      Pension and Benefit Plans; ERISA......................................................15
                  (m)      Labor Matters.........................................................................16
                  (n)      Intangible Property...................................................................17
                  (o)      Environmental Matters.................................................................18
                  (p)      Insurance.............................................................................20
                  (q)      Opinion of Financial Advisor..........................................................20
                  (r)      Vote Required.........................................................................20
                  (s)      Beneficial Ownership of Parent Common Stock...........................................20

                  (t)      Brokers...............................................................................20
                  (u)      Tax Matters...........................................................................21
                  (v)      State Takeover Statutes...............................................................21
         3.2      Representations and Warranties of Parent.......................................................21
                  (a)      Organization, Standing and Power......................................................21
                  (b)      Capital Structure.....................................................................21
                  (c)      Authority; No Violations, Consents and Approvals......................................22
                  (d)      SEC Documents.........................................................................24
                  (e)      Information Supplied..................................................................24
                  (f)      Absence of Certain Changes or Events..................................................25
                  (g)      No Undisclosed Material Liabilities...................................................25
                  (h)      No Default............................................................................25
                  (i)      Compliance with Applicable Laws.......................................................25
                  (j)      Litigation............................................................................26
                  (k)      Taxes.................................................................................26
                  (l)      Pension and Benefit Plans; ERISA......................................................27
                  (m)      Labor Matters.........................................................................28
                  (n)      Intangible Property...................................................................29
                  (o)      Environmental Matters.................................................................30
                  (p)      Opinion of Financial Advisor..........................................................31
                  (q)      Vote Required.........................................................................31
                  (r)      Beneficial Ownership of Company Common Stock..........................................31
                  (s)      Brokers...............................................................................31
                  (t)      Tax Matters...........................................................................31
                  (u)      Interim Operations of Merger Sub......................................................31
ARTICLE IV        COVENANTS RELATING TO CONDUCT OF BUSINESS
                    PENDING THE MERGER...........................................................................32
         4.1      Conduct of Business by the Company Pending the Merger..........................................32
                  (a)      Ordinary Course.......................................................................32
                  (b)      Dividends; Changes in Stock...........................................................32
                  (c)      Issuance of Securities................................................................32
                  (d)      Governing Documents...................................................................33
                  (e)      No Acquisitions.......................................................................33
                  (f)      No Dispositions.......................................................................33
                  (g)      No Dissolution, Etc...................................................................33
                  (h)      Certain Employee Matters..............................................................33
                  (i)      Indebtedness; Leases; Capital Expenditures............................................34
                  (j)      Accounting............................................................................34
                  (k)      Affiliate Transactions................................................................34
                  (l)      Contracts.............................................................................34
                  (m)      Insurance.............................................................................34
                  (n)      Permits...............................................................................35
                  (o)      Tax Matters...........................................................................35
                  (p)      Discharge of Liabilities..............................................................35
                  (q)      Other Actions.........................................................................35
                  (r)      Agreements............................................................................35

                  (s)      368(a) Reorganization.................................................................35
         4.2      Conduct of Business by Parent Pending the Merger...............................................35
                  (a)      Dividends; Changes in Stock...........................................................36
                  (b)      Governing Documents...................................................................36
                  (c)      Other Actions.........................................................................36
                  (d)      Agreements............................................................................36
                  (e)      368(a) Reorganization.................................................................36
         4.3      No Solicitation................................................................................36
         4.4      Board of Directors.............................................................................37
ARTICLE V         ADDITIONAL AGREEMENTS..........................................................................38
         5.1      Preparation of S-4 and the Joint Proxy Statement...............................................38
         5.2      Letter of the Company's Accountants............................................................38
         5.3      Letter of Parent's Accountants.................................................................38
         5.4      Access to Information..........................................................................38
         5.5      Stockholders Meetings..........................................................................39
                  (a)      Company Stockholders' Meeting.........................................................39
                  (b)      Parent Stockholders' Meeting..........................................................39
         5.6      HSR and Other Approvals........................................................................39
                  (a)      HSR Act...............................................................................39
                  (b)      Other Regulatory Approvals............................................................40
         5.7      Agreements of Rule 145 Affiliates..............................................................40
         5.8      Authorization for Shares and Stock Exchange Listing............................................40
         5.9      Employee Matters...............................................................................41
         5.10     Stock Options and Warrants; Restricted Stock Awards;
                  and Stock Purchase Plans.......................................................................41
         5.11     Indemnification; Directors' and Officers' Insurance............................................42
         5.12     Agreement to Defend............................................................................44
         5.13     Public Announcements...........................................................................44
         5.14     Other Actions..................................................................................44
         5.15     Advice of Changes; SEC Filings.................................................................44
         5.16     Reorganization.................................................................................44
         5.17     Conveyance Taxes...............................................................................44
         5.18     Other Agreements...............................................................................45
         5.19     Company Credit Agreement.......................................................................45
ARTICLE VI        CONDITIONS PRECEDENT...........................................................................45
         6.1      Conditions to Each Party's Obligation to Effect the Merger.....................................45
                  (a)      The Company Stockholder Approval......................................................45
                  (b)      Parent Stockholder Approval...........................................................45
                  (c)      NYSE Listing..........................................................................45
                  (d)      Other Approvals.......................................................................45
                  (e)      S-4...................................................................................46
                  (f)      No Injunctions or Restraints..........................................................46
         6.2      Conditions of Obligations of Parent............................................................46
                  (a)      Representations and Warranties of the Company.........................................46
                  (b)      Performance of Obligations of the Company.............................................46
                  (c)      Letters from Rule 145 Affiliates......................................................46

                  (d)      Tax Opinion...........................................................................46
         6.3      Conditions of Obligations of the Company.......................................................47
                  (a)      Representations and Warranties of Parent and Merger Sub...............................47
                  (b)      Performance of Obligations of Parent and Merger Sub...................................47
                  (c)      Tax Opinion...........................................................................47
ARTICLE VII       TERMINATION AND AMENDMENT......................................................................48
         7.1      Termination....................................................................................48
         7.2      Effect of Termination..........................................................................49
         7.3      Amendment......................................................................................50
         7.4      Extension; Waiver..............................................................................50
ARTICLE VIII      GENERAL PROVISIONS.............................................................................51
         8.1      Payment of Expenses............................................................................51
         8.2      Nonsurvival of Representations, Warranties and Agreements......................................51
         8.3      Notices........................................................................................51
         8.4      Interpretation.................................................................................52
         8.5      Counterparts...................................................................................52
         8.6      Entire Agreement; No Third Party Beneficiaries.................................................53
         8.7      Governing Law..................................................................................53
         8.8      Jurisdiction...................................................................................53
         8.9      No Remedy in Certain Circumstances.............................................................53
         8.10     Assignment.....................................................................................53

EXHIBITS:
Exhibit 3.1(i)             Senior Managers
Exhibit 5.18               Voting Agreements


SCHEDULES:
COMPANY DISCLOSURE SCHEDULE:

Schedule 3.1(a)(i)      Company Significant Subsidiaries
Schedule 3.1(a)(ii)     Company Material Adverse Effect
Schedule 3.1(b)(iv)     Company Warrants
Schedule 3.1(b)(v)      Company Restricted Stock
Schedule 3.1(b)(viii)   Company Convertible Subordinated Notes
Schedule 3.1(b)(ix)     Company Subsidiaries
Schedule 3.1(b)(x)      Company Capital Stock Liens and Rights
Schedule 3.1(c)         Company Conflicts
Schedule 3.1(f)         Company Changes or Events
Schedule 3.1(g)         Company Undisclosed Liabilities
Schedule 3.1(h)         Company Defaults
Schedule 3.1(j)         Company Litigation
Schedule 3.1(k)         Company Tax Information
Schedule 3.1(l)         Company Pension and Benefit Plan and Related Information
Schedule 3.1(m)         Company Labor Matters
Schedule 3.1(o)         Company Environmental Matters
Schedule 4.1            Conduct of Business

PARENT DISCLOSURE SCHEDULE:

Schedule 3.2(a)(i)      Parent Significant Subsidiaries
Schedule 3.2(a)(ii)     Parent Material Adverse Effect
Schedule 3.2(b)(i)      Parent Subsidiaries
Schedule 3.2(b)(ii)     Parent Capital Stock Liens and Rights
Schedule 3.2(c)         Parent Conflicts
Schedule 3.2(f)         Parent Changes or Events
Schedule 3.2(k)         Parent Tax Information
Schedule 3.2(l)         Parent Pension and Benefit Plan and Related Information
Schedule 3.2(m)         Parent Labor Matters
Schedule 3.2(o)         Parent Environmental Matters

                            GLOSSARY OF DEFINED TERMS

Defined Term                                                                                  Defined in Section
------------                                                                                  ------------------
Acquisition Proposal......................................................................    4.3(b)
Affiliate.................................................................................    4.1(k)
Agreement.................................................................................    Preamble
Antitrust Division........................................................................    5.6(a)
Bank Credit Facility......................................................................    5.19
Certificate...............................................................................    2.2(b)
Certificate of Merger.....................................................................    1.1
Closing...................................................................................    1.1
Closing Date..............................................................................    1.2
Code......................................................................................    Recitals
Company...................................................................................    Preamble
Company Common Stock......................................................................    2.1
Company Convertible Notes.................................................................    3.1(b)
Company Counsel...........................................................................    6.3(c)
Company Disclosure Schedule...............................................................    3.1(a)
Company Employee Benefit Plans............................................................    3.1(l)(i)
Company ERISA Affiliate...................................................................    3.1(l)(i)
Company Intangible Property...............................................................    3.1(n)
Company Litigation........................................................................    3.1(j)
Company Option............................................................................    Recitals
Company Option Agreement..................................................................    Recitals
Company Order.............................................................................    3.1(j)
Company Pension Plan......................................................................    3.1(l)(i)
Company Permits...........................................................................    3.1(i)
Company Preferred Stock...................................................................    3.1(b)
Company SEC Documents.....................................................................    3.1(d)
Company Stock Option......................................................................    5.10
Company Stock Plans.......................................................................    3.1(b)
Company Stockholders' Meeting.............................................................    5.5(a)
Company Warrants..........................................................................    3.1(b)
Confidentiality Agreements................................................................    5.4
Constituent Corporations..................................................................    1.3(a)
Conversion Number.........................................................................    2.1(c)
DGCL......................................................................................    1.1
Effective Time............................................................................    1.1
Environmental Laws........................................................................    3.1(o)(A)
ERISA.....................................................................................    3.1(l)(i)
Excess Securities.........................................................................    2.2(e)
Exchange Act..............................................................................    3.1(c)(iii)
Exchange Agent............................................................................    2.2(a)
Exchange Fund.............................................................................    2.2(a)
Final Purchase Date.......................................................................    5.10(b)

Defined Term                                                                                  Defined in Section
------------                                                                                  ------------------
Fractional Dividends......................................................................    2.2(e)
FTC.......................................................................................    5.6(a)
GAAP......................................................................................    3.1(d)
Governmental Entity.......................................................................    3.1(c)(iii)
Hazardous Materials.......................................................................    3.1(o)(B)
HSR Act...................................................................................    3.1(c)(iii)
Indemnified Liabilities...................................................................    5.11(a)
Indemnified Parties.......................................................................    5.11(a)
Injunction................................................................................    6.1(f)
IRS.......................................................................................    3.1(k)(v)
Joint Proxy Statement.....................................................................    3.1(c)(iii)
Knowledge.................................................................................    3.1(i)
Letter of Transmittal.....................................................................    2.2(b)
Material Adverse Change...................................................................    3.1(a)
Material Adverse Effect...................................................................    3.1(a)
Merger....................................................................................    Recitals
Merger Sub................................................................................    Preamble
NYSE......................................................................................    2.2(e)
Parent....................................................................................    Preamble
Parent Common Stock.......................................................................    2.1(c)
Parent Counsel............................................................................    6.2(d)
Parent Disclosure Schedule................................................................    3.2
Parent Employee Benefit Plans.............................................................    3.2(l)(i)
Parent ERISA Affiliate....................................................................    3.2(l)(i)
Parent Intangible Property................................................................    3.2(n)
Parent Litigation.........................................................................    3.2(j)
Parent Order..............................................................................    3.2(j)
Parent Pension Plan.......................................................................    3.2(l)(i)
Parent Permits............................................................................    3.2(i)
Parent Preferred Stock....................................................................    3.2(b)
Parent SEC Documents......................................................................    3.2(d)
Parent Stock Plan.........................................................................    3.2(b)
Parent Stockholders' Meeting..............................................................    5.5(b)
Purchase Plans............................................................................    5.10(b)
Reincorporation Agreement.................................................................    4.1(d)
Release...................................................................................    3.1(o)(C)
Remedial Action...........................................................................    3.1(o)(D)
Restricted Stock Award....................................................................    3.1(b)
Rule 145 Affiliates.......................................................................    5.7
S-4.......................................................................................    3.1(e)
SEC.......................................................................................    3.1(a)
Securities Act............................................................................    3.1(d)
Significant Subsidiary....................................................................    3.1(a)
Subsidiary................................................................................    3.1(a)
Surviving Corporation.....................................................................    1.3(a)

Defined Term                                                                                  Defined in Section
------------                                                                                  ------------------
SVE Tennessee.............................................................................    4.1(d)
Tax or Taxes..............................................................................    3.1(k)
Tax Return................................................................................    3.1(k)
Voting Debt...............................................................................    3.1(b)

                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER, dated as of October 26, 1999 (this "Agreement"), among Lennox International Inc., a Delaware corporation ("Parent"), LII Acquisition Corporation, a Delaware corporation and a direct wholly owned subsidiary of Parent ("Merger Sub"), and Service Experts, Inc., a Delaware corporation (the "Company").

                  WHEREAS, the respective Boards of Directors of Parent, Merger Sub and the Company each have determined that it is in the best interests of their respective stockholders for Merger Sub to merge with and into the Company (the "Merger") upon the terms and subject to the conditions of this Agreement;

                  WHEREAS, for federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and that this Agreement shall be and is hereby adopted as a plan of reorganization for purposes of Section 368 of the Code;

                  WHEREAS, as a condition of the willingness of Parent to enter into this Agreement, certain stockholders of the Company will, simultaneously with the execution of this Agreement, enter into stockholder voting agreements pursuant to which each such stockholder will agree to vote in favor of this Agreement and the Merger at the Company Stockholder Meeting (as hereinafter defined);

                  WHEREAS, as a condition of the willingness of the Company to enter into this Agreement, certain stockholders of Parent will, simultaneously with the execution of this Agreement, enter into stockholder voting agreements pursuant to which each such stockholder will agree to vote in favor of the issuance of Parent Common Stock (as hereinafter defined) in connection with the Merger at the Parent Stockholder Meeting (as hereinafter defined);

                  WHEREAS, as a condition of the willingness of Parent to enter into this Agreement, the Company will, simultaneously with the execution of this Agreement, enter into a stock option agreement (the "Company Option Agreement"), pursuant to which the Company will grant Parent the option (the "Company Option") to purchase shares of Company Common Stock (as hereinafter defined), upon the terms and subject to the conditions set forth therein; and

                  WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

                  NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements herein contained, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

         1.1 The Merger; Effective Time of the Merger. Upon the terms and conditions of this Agreement and in accordance with the Delaware General Corporation Law (the "DGCL"), Merger Sub shall be merged with and into the Company at the Effective Time (as hereinafter defined). As soon as practicable at or after the closing of the Merger (the "Closing"), a certificate of merger, prepared and executed in accordance with the relevant provisions of the DGCL, with respect to the Merger (the "Certificate of Merger") shall be filed with the Delaware Secretary of State. The Merger shall become effective at such time as is provided in the Certificate of Merger (the "Effective Time").

         1.2 Closing. The Closing shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction (or waiver in accordance with this Agreement) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing) (the "Closing Date"), at the offices of Baker & Botts, L.L.P., 2001 Ross Avenue, Dallas, Texas 75201, unless another date or place is agreed to by the parties.

         1.3 Effects of the Merger.

                  (a) At the Effective Time: (i) Merger Sub shall be merged with and into the Company, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation (Merger Sub and the Company are sometimes referred to herein as the "Constituent Corporations" and the Company is sometimes referred to herein as the "Surviving Corporation"); (ii) the Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law provided that Article I of the Certificate of Incorporation of the Surviving Corporation shall be amended to read in its entirety as "Article
I. The name of the corporation is Service Experts, Inc. (the "Corporation")"; and (iii) the Bylaws of Merger Sub as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

                  (b) The directors and officers of Merger Sub at the Effective Time shall, from and after the Effective Time, be the initial directors and officers of the Surviving Corporation and shall serve until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's Restated Certificate of Incorporation and Bylaws. After the Effective Time, Parent will cause such officers of the Company as Parent deems appropriate to be appointed officers of Surviving Corporation.

                  (c) The Merger shall have the effects set forth in this
Section 1.3 and the applicable provisions of the DGCL.

                                   ARTICLE II

                EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
               CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

         2.1 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of common stock, par value $.01 per share, of the Company ("Company Common Stock"), or capital stock of Merger Sub:

                  (a) Capital Stock of Merger Sub. Each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of common stock, par value $0.01 per share, of the Surviving Corporation. Each stock certificate of Merger Sub evidencing ownership of any such shares shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

                  (b) Cancellation of Treasury Stock. Each share of Company Common Stock and all other shares of capital stock of the Company that are owned by the Company as treasury stock shall be canceled and retired and shall cease to exist and no stock of Parent or other consideration shall be delivered or deliverable in exchange therefor.

                  (c) Exchange Ratio for Company Common Stock. Subject to the provisions of Section 2.2(e) hereof, each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.1(b)) shall be converted into the right to receive 0.67 (the "Conversion Number") of a share of common stock, par value $.01 per share ("Parent Common Stock"), of Parent. All such shares of Company Common Stock, when so converted, shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares shall cease to have any rights with respect thereto, except the right to receive the shares of Parent Common Stock and cash in lieu of fractional shares of Parent Common Stock, as contemplated by Section 2.2(e), to be issued or paid in consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest.

                  (d) Treatment of Company Stock Options, Warrants and Restricted Stock Awards. Each outstanding Company Stock Option (as hereinafter defined), Company Warrants (as hereinafter defined) and each Restricted Stock Award (as hereinafter defined) shall be assumed by Parent as provided in Section 5.10.

                  (e) Company Convertible Notes. Parent shall agree to be bound by the conversion provisions of the Company Convertible Notes (as hereinafter defined), such that the Company Convertible Notes shall be convertible into Parent Common Stock in accordance with the terms of the Company Convertible Notes.

         2.2 Exchange of Certificates

                  (a) Exchange Agent. As of the Effective Time, Parent shall deposit with ChaseMellon Shareholder Services, L.L.C. or such other bank or trust company designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of Parent Common Stock (such shares of Parent Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund"), issuable pursuant to Section 2.1 in exchange for outstanding shares of Company Common Stock. The Exchange Agent shall, pursuant to irrevocable instructions, deliver the Parent Common Stock contemplated to be issued pursuant to Section 2.1 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose.

                  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a certificate or certificates which, immediately prior to the Effective Time, represented outstanding shares of Company Common Stock (the "Certificates"), which holder's shares of Company Common Stock were converted into the right to receive shares of Parent Common Stock pursuant to Section 2.1: (i) a letter of transmittal ("Letter of Transmittal") which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Exchange Agent, and shall be in such form and have such other provisions as Parent may reasonably specify; and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with the Letter of Transmittal, duly executed, and any other documents reasonably required by Parent or the Exchange Agent, (A) the holder of a Certificate shall receive in exchange therefore a certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this Article II, cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 2.2(e), and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.2(c); and (B) the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock which is not registered in the transfer records of the Company, a certificate representing the appropriate number of shares of Parent Common Stock may be issued to a transferee if the Certificate representing such Company Common Stock is presented to the Exchange Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the certificate representing shares of Parent Common Stock and cash in lieu of any fractional shares of Parent Common Stock as contemplated by this Section 2.2 and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.2(c). The Exchange Agent shall not be entitled to vote or exercise any rights of ownership with respect to the Parent Common Stock held by it from time to time hereunder, except that it shall receive and hold all dividends or other distributions paid or distributed with respect thereto for the account of persons entitled thereto.

                  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to Parent Common Stock declared or made after the Effective Time with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the right to receive shares of Parent Common Stock represented thereby and no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to
Section 2.2(e) until the holder of such Certificate shall surrender such Certificate. Subject to the effect of applicable laws, following surrender of any such Certificate, there shall be paid to the holder thereof, without interest: (i) at the time of such surrender, the amount of any cash payable in lieu of a fractional share of Parent Common Stock to which such holder is entitled pursuant to Section 2.2(e) and the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of Parent Common Stock; and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to surrender and a payment date subsequent to surrender payable with respect to such whole shares of Parent Common Stock.

                  (d) No Further Ownership Rights. All shares of Parent Common Stock issued upon the surrender for exchange of shares of Company Common Stock in accordance with the terms hereof (including any cash paid pursuant to Section 2.2(e)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by the Company on such shares of Company Common Stock in accordance with the terms of this Agreement or prior to the date hereof and which remain unpaid at the Effective Time, and after the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

                  (e) No Fractional Shares. No certificates or scrip representing fractional shares of Parent Common Stock shall be issued upon the surrender for exchange of Certificates pursuant to this Article II, and, except as provided in this Section 2.2(e), no dividend or other distribution, stock split or interest shall relate to any such fractional security, and such fractional interests shall not entitle the owner thereof to vote or to any rights of a security holder of Parent. In lieu of any fractional security, each holder of shares of Company Common Stock who would otherwise have been entitled to a fraction of a share of Parent Common Stock upon surrender of Certificates for exchange pursuant to this Article II will be paid an amount in cash (without interest) equal to such holder's proportionate interest in the sum of (i) the gross proceeds from the sale or sales by the Exchange Agent in accordance with the provisions of this Section 2.2(e), on behalf of all such holders of the aggregate fractional shares of Parent Common Stock issued pursuant to this
Article II and (ii) the aggregate dividends or other distributions that are payable with respect to such shares of Parent Common Stock pursuant to Section 2.2(c) (such dividends and distributions being herein called the "Fractional Dividends"). As soon as practicable following the Effective Time, the Exchange Agent shall determine the excess of the aggregate of (x) the number of full shares of Parent Common Stock delivered to the Exchange Agent by

Parent pursuant to Section 2.2(a) over (y) the aggregate number of full shares of Parent Common Stock to be distributed to holders of Company Common Stock pursuant to Section 2.2(b) (such excess being herein called the "Excess Securities") and the Exchange Agent, as agent for the former holders of Company Common Stock, shall sell the Excess Securities at the prevailing prices on the New York Stock Exchange ("NYSE"). The sale of the Excess Securities by the Exchange Agent shall be executed on the NYSE through one or more member firms of the NYSE. Parent shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent, incurred in connection with such sale of Excess Securities. Until the gross proceeds of such sale of Excess Securities and the Fractional Dividends have been distributed to the former stockholders of the Company, the Exchange Agent will hold such proceeds and dividends in trust for such former stockholders. As soon as practicable after the determination of the amount of cash to be paid to former stockholders of the Company in lieu of any fractional interests, the Exchange Agent shall make available in accordance with this Agreement such amounts to such former stockholders.

                  (f) Termination of Exchange Fund. Any portion of the Exchange Fund and any cash in lieu of fractional shares of Parent Common Stock made available to the Exchange Agent that remain undistributed to the former stockholders of the Company on the first anniversary of the Effective Time shall be delivered to Parent, upon demand, and any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Parent for payment of their claim for Parent Common Stock, any cash in lieu of fractional shares of Parent Common Stock and any dividends or distributions with respect to Parent Common Stock. Parent shall cause the Surviving Corporation to pay all charges and expenses of the Exchange Agent.

                  (g) No Liability. None of Parent, the Company or Merger Sub shall be liable to any holder of shares of Parent Common Stock or Company Common Stock, as the case may be, for such shares (or dividends or distributions with respect thereto) or cash in lieu of fractional shares of Parent Common Stock delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. Any amounts remaining unclaimed by holders of any such shares at such date as is immediately prior to the time at which such amounts would otherwise escheat to or become property of any governmental entity shall, to the extent permitted by applicable law, become the property of Parent, free and clear of any claims or interest of any such holders or their successors, assigns or personal representatives previously entitled thereto.

                  (h) Lost, Stolen, or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the certificate representing that number of whole shares of Parent Common Stock which such holder has the right to receive pursuant to the provisions of this
Article II, cash in lieu of fractional shares of Parent Common Stock as contemplated by Section 2.2(e), and any unpaid dividends and distributions that such holder has the right to receive pursuant to Section 2.2(c).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of the Company. The Company represents and warrants to Parent and Merger Sub as follows:

                  (a) Organization, Standing and Power. Each of the Company and the Company's Significant Subsidiaries (as defined below) is a corporation, partnership or limited liability company duly organized, validly existing and in good standing under the laws of its state of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect (as defined below) on the Company. The Company has heretofore delivered to Parent complete and correct copies of its Restated Certificate of Incorporation and Bylaws, each as amended to date. All Significant Subsidiaries of the Company and their respective jurisdictions of incorporation or organization are identified on Schedule 3.1(a)(i) of the disclosure schedule dated as of the date hereof and signed by an authorized officer of the Company and delivered to Parent on or prior to the date hereof (the "Company Disclosure Schedule"). As used in this Agreement: (i) a "Significant Subsidiary" means any Subsidiary of the Company or Parent, as the case may be, that would constitute a Significant Subsidiary of such party within the meaning of Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC"); (ii) a "Material Adverse Effect" or "Material Adverse Change" shall mean, in respect of the Company or Parent, as the case may be, any effect or change that is or would reasonably be expected to be materially adverse to the business, operations, assets, condition (financial or otherwise) or results of operations of such party and its Subsidiaries taken as a whole, other than any change, circumstance or effect to the extent it results from or arises out of (1) changes in the economy in general, (2) changes or circumstances affecting in general the industries in which such party operates,
(3) in the case of the Company, the failure of the Company to retain its general managers and other key employees or any material disruption in supplier relationships as a result of the transaction contemplated by this Agreement or the public announcement thereof or policies or other actions adopted or taken by Parent or any of its affiliates or Subsidiaries (it being understood that the Company shall be responsible for the control of its business prior to the Effective Time), (4) in the case of the Company, matters disclosed on Schedule 3.1(a)(ii) of the Company Disclosure Schedule or (5) in the case of Parent, matters disclosed on Schedule 3.2(a)(ii) of the Parent Disclosure Schedule (as hereinafter defined); and (iii) "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which: (1) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which are held by such party or any Subsidiary of such party that do not have a majority of the voting interest in such partnership) or (2) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the Board of Directors or others performing similar functions with respect to such corporation or other organization is, directly or indirectly, owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and any one or more of its Subsidiaries.

                  (b) Capital Structure. As of the date hereof, the authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.01 per share, of the Company ("Company Preferred Stock"). At the close of business on October 22, 1999 (except as otherwise indicated): (i) 18,183,374 shares of Company Common Stock were issued and outstanding; (ii) 100,000, 333,224, 1,300,000, 350,000,
150,000, and 427,420 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1996 Non-Employee Director Stock Option Plan, the Company's Service Center Stock Option Plan, the Company's 1996 Incentive Stock Plan, the Company's 1996 Employee Stock Purchase Plan, the Company's 1997 Non-Qualified Stock Purchase Plan and the Company's 1997 Non-Qualified Stock Option Plan (collectively, the "Company Stock Plans"), respectively; (iii) as of September 30, 1999, 2,166,451 shares of Company Common Stock were subject to issuance pursuant to outstanding options under the Company Stock Plans; (iv) 365,527 shares of Company Common Stock are reserved for issuance pursuant to warrants (the "Company Warrants") to purchase shares of Company Common Stock upon the terms and conditions set forth on Schedule 3.1(b)(iv) of the Company Disclosure Schedule; (v) 20,000 shares of Company Common Stock are reserved for issuance pursuant to restricted stock awards ("Restricted Stock Awards") having the terms and conditions set forth on Schedule 3.1(b)(v) of the Company Disclosure Schedule; (vi) no shares of Company Common Stock were held by the Company in its treasury or by its wholly owned Subsidiaries; (vii) no shares of Company Preferred Stock were issued and outstanding; and (viii) except for the $13,801,853 aggregate principal amount of the Company's convertible subordinated notes identified on Schedule 3.1(b)(viii) of the Company Disclosure Schedule (the "Company Convertible Notes"), which is convertible into an aggregate of 410,831 shares of Company Common Stock upon the terms and conditions set forth on Schedule 3.1(b)(viii) of the Company Disclosure Schedule, no Voting Debt (as defined below) was issued and outstanding. The term "Voting Debt" means bonds, debentures, notes or other indebtedness having the right to vote (or convertible into securities having the right to vote) on any matters on which stockholders of the Company or Parent, as the case may be, may vote. All outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and are not subject to preemptive rights. Except as set forth on Schedule 3.1(b)(ix) of the Company Disclosure Schedule, all outstanding shares of capital stock of the Subsidiaries of the Company are owned by the Company, or a direct or indirect wholly owned Subsidiary of the Company, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this
Section 3.1(b) or Schedule 3.1(b)(x) of the Company Disclosure Schedule and except for changes since October 22, 1999 resulting from the exercise of stock options granted pursuant to, or from issuances or purchases under, the Company Stock Plans, the Company Warrants or the Company Convertible Notes or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, Voting Debt or other voting securities of the Company; (ii) no securities of the Company or any Subsidiary of the Company convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of the Company or any Subsidiary of the Company; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which the Company or any Subsidiary of the Company is a party or by which it is bound in any case obligating the Company or any Subsidiary of the Company to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of the Company or of any Subsidiary of the Company, or obligating the Company or any Subsidiary of the Company to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as contemplated by this Agreement, there are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting of any shares of the capital stock of the Company that will limit in any way the solicitation of proxies by or on behalf of the Company from, or the casting of votes by, the stockholders of the Company with respect to the Merger. There are no restrictions on the Company to vote the stock of any of its Subsidiaries.

                  (c) Authority; No Violations; Consents and Approvals.

                           (i) The Boards of Directors of the Company has (A)
approved the Merger, this Agreement and the Company Option Agreement, (B) declared the Merger, this Agreement and the Company Option Agreement to be advisable and in the best interests of the stockholders of the Company, and (C) resolved to recommend that the Company stockholders vote for the approval and adoption of the Merger and this Agreement. The directors of the Company have advised the Company and Parent that they intend to vote or cause to be voted all of the shares of Company Common Stock beneficially owned by them and their affiliates in favor of approval of the Merger and this Agreement. The Company has all requisite corporate power and authority to enter into this Agreement and the Company Option Agreement and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the DGCL and the Restated Certificate of Incorporation and Bylaws of the Company, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Company Option Agreement and the consummation of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Company, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the DGCL and the Restated Certificate of Incorporation and Bylaws of the Company. This Agreement and the Company Option Agreement have been duly executed and delivered by the Company and, subject, with respect to consummation of the Merger, to approval of this Agreement and the Merger by the stockholders of the Company in accordance with the DGCL and the Restated Certificate of Incorporation and Bylaws of the Company, and assuming this Agreement and the Company Option Agreement constitutes the valid and binding obligation of Parent and Merger Sub, as applicable, constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject, as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                           (ii) Except as set forth on Schedule 3.1(c) of the
Company Disclosure Schedule, the execution and delivery of this Agreement and the Company Option Agreement does not, and the consummation of the transactions contemplated hereby and thereby and compliance with the provisions hereof and thereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of the Company or any of its Subsidiaries under, or otherwise result in a material detriment to the Company or any of its Subsidiaries under, any provision of (i) the Restated Certificate of Incorporation or Bylaws of the Company or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or any of its Subsidiaries, (iii) any joint venture or other ownership arrangement or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.1(c)(iii) are duly and timely obtained or made and the approval of the Merger and this Agreement by the stockholders of the Company has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges, encumbrances or detriments that, individually or in the aggregate, would not have a Material Adverse Effect on the Company, materially impair the ability of the Company to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                           (iii) No consent, approval, order or authorization
of, or registration, declaration or filing with, or permit from any court, governmental, regulatory or administrative agency or commission or other governmental authority or instrumentality, domestic or foreign (a "Governmental Entity"), is required by or with respect to the Company or any of its Subsidiaries in connection with the execution and delivery of this Agreement and the Company Option Agreement by the Company or the consummation by the Company of the transactions contemplated hereby and thereby, as applicable, as to which the failure to obtain or make would have a Material Adverse Effect on the Company, except for: (A) the filing of a premerger notification report by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of (x) a joint proxy statement in preliminary and definitive form relating to the meeting of the stockholders of the Company and Parent to be held in connection with the Merger (the "Joint Proxy Statement") and (y) such reports under Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and such other compliance with the Exchange Act and the rules and regulations thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (C) the filing of a Certificate of Merger with the Delaware Secretary of State; (D) filings with, and approval of, the NYSE; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws, or environmental laws; and (F) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation.

                  (d) SEC Documents. The Company has made available to Parent a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by the Company with the SEC since December 31, 1996 and prior to the date of this Agreement (the "Company SEC Documents") which are all the documents (other than preliminary material) that the Company was required to file with the SEC since such date. As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which are material) the consolidated financial position of the Company and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of the Company and its consolidated Subsidiaries for the periods presented therein.

                  (e) Information Supplied. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in the Registration Statement on Form S-4 to be filed with the SEC by Parent in connection with the issuance of shares of Parent Common Stock in the Merger (the "S-4") will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by the Company and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to stockholders of the Company or Parent, as the case may be, or at the time of the meeting of such stockholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event with respect to the Company or any of its Subsidiaries, or with respect to other information supplied by the Company for inclusion in the Joint Proxy Statement or S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the S-4, such event shall be so described, and such amendment or supplement shall be promptly filed with the SEC and, as required by law, disseminated to the stockholders of the Company. The Joint Proxy Statement, insofar as it relates to the Company or the other Subsidiaries of the Company or other information supplied by the Company for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  (f) Absence of Certain Changes or Events. Except as set forth in Schedule 3.1(f) of the Company Disclosure Schedule or disclosed in, or reflected in the financial statements included in, the Company SEC Documents, or except as contemplated by this Agreement, since December 31, 1998, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock; (ii) any amendment of any term of any outstanding equity security of the Company or any Significant Subsidiary of the Company;
(iii) any repurchase, redemption or other acquisition by the Company or any Subsidiary of the Company of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, the Company or any Subsidiary of the Company, except as contemplated by the Company Stock Plans;
(iv) any material change in any method of accounting or accounting practice or any tax method, practice or election by the Company or any Significant Subsidiary of the Company; or (v) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that would have a Material Adverse Effect on the Company.

                  (g) No Undisclosed Material Liabilities. Except as disclosed in the Company SEC Documents or as set forth in Schedule 3.1(g) of the Company Disclosure Schedule, as of the date hereof, there are no liabilities of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would have a Material Adverse Effect on the Company, other than: (i) liabilities adequately provided for on the balance sheet of the Company dated as of June 30, 1999 (including the notes thereto) contained in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and (ii) liabilities under this Agreement.

                  (h) No Default. Neither the Company nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Restated Certificate of Incorporation or Bylaws of the Company or the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which the Company or any of its Subsidiaries is now a party or by which the Company or any of its Subsidiaries or any of their respective properties or assets is bound except as set forth on Schedule 3.1(h) of the Company Disclosure Schedule or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on the Company.

                  (i) Compliance with Applicable Laws. The Company and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses as they are now being conducted (the "Company Permits"), except where the failure so to hold would not have a Material Adverse Effect on the Company. The Company and its Subsidiaries are in compliance with the terms of the Company Permits, except where the failure so to comply would not have a Material Adverse Effect on the Company. Except as disclosed in the Company SEC Documents, the businesses of the Company and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on the Company. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to the Company or any of its Subsidiaries is pending or, to the knowledge (as hereinafter defined) of the Company as of the date hereof, threatened, other than those the outcome of which would not have a Material Adverse Effect on the Company. For purposes of this Agreement "knowledge" means the actual knowledge of the officers or directors of Parent or the Company, as the case may be, and the senior managers identified on Exhibit 3.1(i)(a) (in the case of Parent) or
Exhibit 3.1(i)(b) (in the case of the Company), in each case after due inquiry.

                  (j) Litigation. Except as disclosed in the Company SEC Documents or as set forth on Schedule 3.1(j) of the Company Disclosure Schedule, there is no suit, action or proceeding pending, or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary of the Company ("Company Litigation"), and the Company and its Subsidiaries have no knowledge of any facts that are likely to give rise to any Company Litigation, that (in any case) is reasonably likely to have a Material Adverse Effect on the Company, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against the Company or any Subsidiary of the Company ("Company Order") that is reasonably likely to have a Material Adverse Effect on the Company or its ability to consummate the transactions contemplated by this Agreement.

                  (k) Taxes. Except as set forth on Schedule 3.1(k) or 3.1(l)(ii) of the Company Disclosure Schedule:

                           (i) Each of the Company and its Subsidiaries and any
affiliated, consolidated, combined, unitary or similar group of which the Company or any of its Subsidiaries is or was a member has (A) duly filed on a timely basis (taking into account any extensions) all Tax Returns (as hereinafter defined) required to be filed or sent by or with respect to it other than Tax Returns that would report immaterial Tax liability and as to which the failure to file would not itself give rise to material Tax liability, (B) duly paid or deposited on a timely basis all material Taxes (as hereinafter defined) that are shown to be due and payable on or with respect to such Tax Returns, and all material Taxes that are otherwise due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in the Company's most recent audited financial statements) for which the Company or any of its Subsidiaries may be liable, (C) established reserves that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of the Company and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of material Taxes that are required to be withheld from payments to employees, independent contractors, creditors, shareholders or any other third party and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over;

                           (ii) Except to the extent being contested in good
faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable taxing authority have been paid, fully settled or adequately provided for in the Company's most recent audited financial statements. No audits or other administrative proceedings or court proceedings are presently pending, or to the knowledge of the Company, threatened, with regard to any Taxes for which the Company or any of its Subsidiaries would be liable in an amount reasonably expected to exceed $100,000, and no material deficiency (to the extent remaining unsatisfied) for any Taxes has been proposed, asserted or assessed (whether by examination report or prior to completion of examination by means of notices of proposed adjustment or other similar requests or notices) pursuant to such examination against the Company or any of its Subsidiaries by any taxing authority with respect to any period;

                           (iii) Except as set forth in Schedule 3.1(k) of the
Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to an agreement that provides for the payment of any amount that would constitute a "parachute payment" within the meaning of Section 280G of the Code or that would constitute compensation whose deductibility is limited under
Section 162(m) of the Code;

                           (iv) To the knowledge of the Company, no material
reassessments (for property or ad valorem Tax purposes) of any assets or any property owned or leased by the Company or any of its Subsidiaries have been proposed in written form;

                           (v) Neither the Company nor any of its Subsidiaries
has agreed to make any adjustment pursuant to section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries has any application pending with any taxing authority requesting permission for any changes in any accounting method of the Company or any of its Subsidiaries. To the knowledge of the Company, neither the Internal Revenue Service ("IRS") nor any other taxing authority has proposed in writing, and neither the Company nor any of its Subsidiaries is otherwise required to make, any such adjustment or change in accounting method; and

                           (vi) Neither the Company, nor, to the knowledge of
the Company, any member of its affiliated group that joins in the consolidated federal income tax return (i) has been a member of any other affiliated group that filed a consolidated federal income tax return or (ii) has assumed, or agreed to indemnify against, the liability for Taxes of any person other than a person that is a present or former member (or predecessor of such a member in the case of the acquisition of such predecessor by such member) of the affiliated group of which the Company is the common parent.

                  For purposes of this Agreement, "Tax" (and, with correlative meaning, "Taxes") means any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, production, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee or other like assessment or charge of any kind whatsoever, together with any interest and/or any penalty, addition to tax or additional amount imposed by any taxing authority.

                  "Tax Return" (and with correlative meaning, "Tax Returns") means all returns, declarations, reports, estimates, information returns and statements relating to Taxes, including any schedule or attachment thereto, and including any amendment thereto.

                  (l)      Pension and Benefit Plans; ERISA.

                           (i) Schedule 3.1(l)(i) of the Company Disclosure
Schedule contains a list of each "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (hereinafter a "Company Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(l) of ERISA), stock option, stock purchase, deferred compensation plan or arrangement, and other employee fringe benefit plan or arrangement maintained, contributed to or required to be maintained or contributed to by the Company, any of its Significant Subsidiaries or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Company ERISA Affiliate") for the benefit of any present or former officers, employees, directors or independent contractors of the Company or any Company ERISA Affiliate (all the foregoing being herein called "Company Employee Benefit Plans"). The Company has made available to Parent true, complete and correct copies of (1) each Company Employee Benefit Plan and amendments thereto, (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Company Employee Benefit Plan (if any such report was required by applicable law), (3) the most recent summary plan description for each Company Employee Benefit Plan for which such a summary plan description is required by applicable law and (4) each trust agreement and insurance or annuity contract relating to any Company Employee Benefit Plan.

                           (ii) Each Company Employee Benefit Plan has been
administered in accordance with its terms except as would not have a Material Adverse Effect. The Company, the Company ERISA Affiliates and all Company Employee Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code. Except as disclosed in Schedule 3.1(l)(ii) of the Company Disclosure Schedule or except as would not have a Material Adverse Effect, all reports, returns and similar documents with respect to Company Employee Benefit Plans required to be filed with any governmental agency or distributed to any Company Employee Benefit Plan participant have been duly, timely and accurately filed or distributed. Except as disclosed in
Schedule 3.1(l)(ii) of the Company Disclosure Schedule or except as would not have a Material Adverse Effect, there are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Company Employee Benefit Plans), suits or proceedings against or involving any Company Employee Benefit Plan or asserting any rights or claims to benefits under any Company Employee Benefits Plan that could give rise to any liability, and there are not any facts to the Company's knowledge that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

                           (iii) Except as disclosed in Schedule 3.1(l)(iii) of
the Company Disclosure Schedule, no Company Pension Plan is subject to Title IV of ERISA and none of the Company or any Company ERISA affiliate has maintained or been required to contribute to a plan that is subject to Title IV of ERISA during the past six years.

                           (iv) Except as disclosed in Schedule 3.1(l)(iv) of
the Company Disclosure Schedule, each Company Pension Plan intended to be qualified has been the subject of a determination letter from the Internal Revenue Service to the effect that such Company Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of the Company, revocation has not been threatened; and such Company Pension Plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualification or materially increase its cost. The Company has made available to Parent a copy of the most recent determination letter received from the Internal Revenue Service with respect to each Company Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter.

                           (v) Except as disclosed on Schedule 3.1(l)(v) of the
Company Disclosure Schedule or except as would not have a Material Adverse Effect, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment becoming due to any employee or group of employees of the Company or any of its Subsidiaries; (ii) increase any benefits otherwise payable under any Company Employee Benefit Plan or Company Pension Plan or (iii) result in the acceleration of the time of payment or vesting of any such benefits. Except as disclosed on Schedule 3.1(l)(v) of the Company Disclosure Schedule or in the Company SEC Documents, there are no severance agreements or employment agreements between the Company or any of its Subsidiaries and any employee of the Company or such Subsidiary. True and correct copies of all such severance agreements and employment agreements have been made available to Parent. Except as set forth on Schedule 3.1(l)(v) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has any consulting agreement or arrangement with any natural person involving compensation in excess of $50,000, except as are terminable upon one month's notice or less.

                           (vi) Except as disclosed on Schedule 3.1(l)(vi) of
the Company Disclosure Schedule, no stock or other security issued by the Company or any of its subsidiaries forms or has formed a material part of the assets of any Company Employee Benefit Plan or Company Pension Plan.

                  (m) Labor Matters. Except as set forth on Schedule 3.1(m) of the Company Disclosure Schedule or in the Company SEC Documents:

                           (i) Neither the Company nor any of its Subsidiaries
is a party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and to the Company's knowledge currently there is no union that claims to represent employees of the Company or any of its Subsidiaries, nor does the Company or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

                           (ii) There is no unfair labor practice charge or
grievance arising out of a collective bargaining agreement or other grievance procedure against the Company or any of its Subsidiaries pending, or, to the knowledge or the Company or any of its Subsidiaries, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on the Company;

                           (iii) There is no complaint, lawsuit or proceeding in
any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against the Company or any of its Subsidiaries pending, or, to the knowledge of the Company or any of its Subsidiaries, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on the Company;

                           (iv) There is no strike, dispute, slowdown, work
stoppage or lockout pending, or, to the knowledge of the Company or any of its Subsidiaries, threatened, against or involving the Company or any of its Subsidiaries that has, or is reasonably likely to have, a Material Adverse Effect on the Company;

                           (v) The Company and each of its Subsidiaries are in
compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and is not reasonably likely to have, a Material Adverse Effect on the Company; and

                           (vi) As of the date hereof, there is no proceeding,
claim, suit, action or governmental investigation pending or, to the knowledge of the Company or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of the Company or any of its Subsidiaries is or may be entitled to claim indemnification from the Company or any of its Subsidiaries pursuant to the Restated Certificate of Incorporation or Bylaws of the Company or any provision of the comparable charter or organizational documents of any of its Subsidiaries, as provided in any indemnification agreement to which the Company or any Subsidiary of the Company is a party or pursuant to applicable law that has, or is reasonably likely to have, a Material Adverse Effect on the Company.

                  (n) Intangible Property. The Company and its Subsidiaries possess, have adequate rights to use, or have adequate licenses to all material trademarks, trade names, patents, service marks, brand marks, brand names, domain names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of the Company and its Subsidiaries (collectively, the "Company Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Material Adverse Effect on the Company. All of the Company Intangible Property that is owned by the Company or its Subsidiaries in whole or in part is owned free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Material Adverse Effect on the Company, and neither the Company nor any such Subsidiary has forfeited or otherwise relinquished any Company Intangible Property which forfeiture would result in a Material Adverse Effect on the Company. The Company and its Subsidiaries are not in violation of or in default under any contract or license giving the Company and its Subsidiaries rights to use or licenses to the Company Intangible Property, unless such violation or default would not reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, the operation of the Company's business has not, does not, and will not in any material respect, conflict with, infringe upon, violate or interfere with or constitute a misappropriation or dilution of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither the Company nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Company Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Company Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Material Adverse Effect on the Company. To the knowledge of the Company, no other person has, is or is planning to infringe upon, violate or interfere with or misappropriate or dilute any of the Company Intangible Property, except where the foregoing would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (o) Environmental Matters.

                  For purposes of this Agreement:

                           (A) "Environmental Laws" means all federal, state and
local laws, rules and regulations relating to pollution or the protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws and regulations relating to Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials and including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act and any state law counterparts;

                           (B) "Hazardous Materials" means (x) any petroleum or
petroleum products, radioactive materials, hydrochlorofluorocarbons asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing polychlorinated biphenyls, (y) any chemicals, materials or substances which are now defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances" or "toxic pollutants," or words of similar import, under any Environmental Law and (z) any other chemical, material, substance or waste, exposure to which is now prohibited, limited or regulated under any Environmental Law in a jurisdiction in which the Company or any of its Subsidiaries operates (for purposes of Section 3.1(o)) or in which Parent or any of its Subsidiaries operates (for purposes of Section 3.2(n)).

                           (C) "Release" means any release, spill, effluent,
emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any property owned, operated or leased by the applicable party or its Subsidiaries; and

                           (D) "Remedial Action" means all actions, including,
without limitation, any capital expenditures, required by a Governmental Entity or required under any Environmental Law, or voluntarily undertaken to (w) clean up, remove, treat, or in any other way ameliorate or address any Hazardous Materials or other substance in the indoor or outdoor environment; (x) prevent the Release or threat of Release, or minimize the further Release of any Hazardous Material so it does not endanger or threaten to endanger the public health or welfare of the indoor or outdoor environment; (y) perform pre-remedial studies and investigations or post-remedial monitoring and care pertaining or relating to a Release; or (z) bring the applicable party into compliance with any Environmental Law.

                  Except as disclosed on Schedule 3.1(o) of the Company Disclosure Schedule or in the Company SEC Documents:

                           (i) The operations of the Company and its
Subsidiaries have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on the Company;

                           (ii) The Company and its Subsidiaries have obtained
and will maintain all permits, licenses and registrations, or applications relating thereto, and have made and will make all filings, reports and notices required under applicable Environmental Laws for the continued operations of their respective businesses, except such matters the lack or failure of which would not lead to a Material Adverse Effect on the Company;

                           (iii) The Company and its Subsidiaries are not
subject to any outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or (C) any Release or threatened Release of a Hazardous Material, except such orders or contracts the compliance with which would not reasonably be expected to have a Material Adverse Effect on the Company;

                           (iv) The Company and its Subsidiaries have not
received any written communication alleging, with respect to any such party, the violation of or liability under any Environmental Law, which violation or liability would reasonably be expected to have a Material Adverse Effect on the Company;

                           (v) Neither the Company nor any of its Subsidiaries
has any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) that would reasonably be expected to lead to a Material Adverse Effect on the Company;

                           (vi) The operations of the Company or its
Subsidiaries involving the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent, are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on the Company; and

                           (vii) There is not now on or in any property of the
Company or its Subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls, any of which ((A), (B), or (C) preceding) could have a Material Adverse Effect on the Company.

                  (p) Insurance. The Company has delivered to Parent an insurance schedule of the Company's and each of its Subsidiaries' directors' and officers' liability insurance, primary and excess casualty insurance policies, providing coverage for bodily injury and property damage to third parties, including products liability and completed operations coverage, and worker's compensation, in effect as of the date hereof. The Company maintains insurance coverage reasonably adequate for the operation of the business of the Company and each of its Subsidiaries (taking into account the cost and availability of such insurance), and the transactions contemplated by this Agreement will not materially adversely affect such coverage.

                  (q) Opinion of Financial Advisor. The Board of Directors of the Company has received the opinions of each of SunTrust Equitable Securities Corporation and Wasserstein Perella & Co., Inc. (copies of which have been delivered to Parent) to the effect that, as of the date hereof, the Conversion Number is fair from a financial point of view to the holders of Company Common Stock.

                  (r) Vote Required. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock is the only vote of the holders of any class or series of the Company capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                  (s) Beneficial Ownership of Parent Common Stock. As of the date hereof, neither the Company nor its Subsidiaries "beneficially owns" (as defined in Rule 13d-3 under the Exchange Act) any of the outstanding Parent Common Stock or any of Parent's outstanding debt securities.

                  (t) Brokers. Except for the fees and expenses payable to each of SunTrust Equitable Securities Corporation and Wasserstein Perella & Co., Inc., which fees are reflected in its agreement with the Company (copies of which have been delivered to Parent), no broker, investment banker, or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                  (u) Tax Matters. Neither the Company nor any of the officers of the Company is aware of any reason why the Merger could fail to qualify as a tax-free reorganization pursuant to section 368(a) of the Code.

                  (v) State Takeover Statutes. The Board of Directors of the Company has approved the Merger and this Agreement, and such approval is sufficient to render the provisions of Section 203 of the DGCL inapplicable to the Merger, this Agreement and the other transactions contemplated hereby. No other state takeover statute or similar statute or regulation applies or purports to apply to the Merger, this Agreement or the other transactions contemplated hereby.

                  3.2 Representations and Warranties of Parent. Parent and Merger Sub jointly and severally represent and warrant to the Company as follows:

                  (a) Organization, Standing and Power. Each of Parent and its Significant Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and is duly qualified and in good standing to do business in each jurisdiction in which the business it is conducting, or the operation, ownership or leasing of its properties, makes such qualification necessary, other than in such jurisdictions where the failure so to qualify would not have a Material Adverse Effect on Parent. Parent has heretofore delivered to the Company complete and correct copies of its Restated Certificate of Incorporation and Amended and Restated Bylaws, each as amended to date. All Significant Subsidiaries of Parent and their respective jurisdictions of incorporation or organization are identified on Schedule 3.2(a)(i) of the disclosure schedule dated as of the date hereof and signed by an authorized officer of Parent and delivered to the Company on or prior to the date hereof (the "Parent Disclosure Schedule").

                  (b) Capital Structure. As of the date hereof, the authorized capital stock of Parent consists of 200,000,000 shares of Parent Common Stock and 25,000,000 shares of preferred stock, par value $.01 per share, of Parent ("Parent Preferred Stock"). At the close of business on October 22, 1999 (i) 44,958,240 shares of Parent Common Stock were issued and outstanding; (ii) 4,603,500, 40,000 and 825,000 shares of Parent Common Stock were reserved for issuance pursuant to Parent's 1998 Incentive Plan, Parent's Nonemployee Director's Compensation and Deferral Plan and Parent's Employee Stock Purchase Plan (collectively, the "Parent Stock Plans"); (iii) 3,667,653 shares of Parent Common Stock were subject to issuance pursuant to outstanding awards under the Parent Stock Plans; (iv) no shares of Parent Common Stock were held by Parent in its treasury or by its wholly owned Subsidiaries; (v) no shares of Parent Preferred Stock were issued and outstanding; and (vi) no Voting Debt was issued and outstanding. All outstanding shares of Parent capital stock are validly issued, fully paid and nonassessable and not subject to preemptive rights. Except as set forth on
Schedule 3.2(b)(i) of the Parent Disclosure Schedule, all outstanding shares of capital stock of the Subsidiaries of Parent are owned by Parent or a direct or indirect wholly owned Subsidiary of Parent, free and clear of all liens, charges, encumbrances, claims and options of any nature. Except as set forth in this Section 3.2(b) or Schedule 3.2(b)(ii) of the Parent Disclosure Schedule and except for changes since October 22, 1999 resulting from the exercise of employee stock options granted pursuant to, or from issuances or purchases under, the Parent Stock Plans or as contemplated by this Agreement, there are outstanding: (i) no shares of capital stock, Voting Debt or other voting securities of Parent; (ii) no securities of Parent or any Subsidiary of Parent convertible into or exchangeable for shares of capital stock, Voting Debt or other voting securities of Parent or any Subsidiary of Parent; and (iii) no options, warrants, calls, rights (including preemptive rights), commitments or agreements to which Parent or any Subsidiary of Parent is a party or by which it is bound in any case obligating Parent or any Subsidiary of Parent to issue, deliver, sell, purchase, redeem or acquire, or cause to be issued, delivered, sold, purchased, redeemed or acquired, additional shares of capital stock or any Voting Debt or other voting securities of Parent or of any Subsidiary of Parent, or obligating Parent or any Subsidiary of Parent to grant, extend or enter into any such option, warrant, call, right, commitment or agreement. Except as contemplated by this Agreement, there are not as of the date hereof and there will not be at the Effective Time any stockholder agreements, voting trusts or other agreements or understandings to which Parent is a party or by which it is bound relating to the voting of any shares of the capital stock of Parent that will limit in any way the solicitation of proxies by or on behalf of Parent from, or the casting of votes by, the stockholders of Parent with respect to the Merger. There are no restrictions on Parent to vote the stock of any of its Subsidiaries. As of the date hereof, the authorized capital stock of Merger Sub consists of 1,000 shares of common stock, par value $.01 per share, 1,000 shares of which are validly issued, fully paid and nonassessable and are owned by Parent and the balance of which are not issued or outstanding.

                  (c) Authority; No Violations, Consents and Approvals.

                           (i) The Boards of Directors of Parent and Merger Sub
have (A) approved the Merger and this Agreement, (B) declared the Merger and this Agreement to be advisable and in the best interests of the stockholders of Parent and Merger Sub, respectively, and (C) in the case of the Board of Directors of Parent, resolved to recommend that Parent stockholders vote for the approval of the issuance of Parent Common Stock pursuant to the Merger. The directors of Parent have advised the Company and Parent that they intend to vote or cause to be voted all of the shares of Parent Common Stock beneficially owned by them and their affiliates in favor of approval of the issuance of Parent Common Stock pursuant to the Merger. Parent has all requisite corporate power and authority to enter into this Agreement subject with respect to consummation of the Merger, to approval of the issuance of Parent Common Stock pursuant to the Merger by the stockholders of Parent in accordance with the DGCL, the Restated Certificate of Incorporation and Amended and Restated Bylaws of Parent and the NYSE listing requirements, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject, with respect to the consummation of the Merger, to approval of the issuance of Parent Common Stock pursuant to the Merger by the stockholders of Parent in accordance with the DGCL, the Restated Certificate of Incorporation and Amended and Restated Bylaws of Parent and the NYSE listing requirements. This Agreement has been duly executed and delivered by Parent and Merger Sub and, subject with respect to consummation of the Merger, to approval of the issuance of Parent Common Stock pursuant to the Merger by the stockholders of Parent in accordance with the DGCL, the Restated Certificate of Incorporation and Amended and Restated Bylaws of Parent and the NYSE listing requirements, and assuming this Agreement constitutes the valid and binding obligation of the Company, constitutes a valid and binding obligation of Parent and Merger Sub enforceable in accordance with its terms, subject as to enforceability, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity.

                           (ii) Except as set forth in Schedule 3.2(c) of the
Parent Disclosure Schedule, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and compliance with the provisions hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of a material benefit under, or give rise to a right of purchase under, result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, or otherwise result in a material detriment to Parent or any of its Subsidiaries under, any provision of (i) the Restated Certificate of Incorporation or Amended and Restated Bylaws of Parent or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to Parent or any of its Subsidiaries, (iii) any joint venture or other ownership arrangement or (iv) assuming the consents, approvals, authorizations or permits and filings or notifications referred to in Section 3.2(c)(iii) are duly and timely obtained or made and the approval of the issuance of Parent Common Stock pursuant to the Merger by the stockholders of Parent has been obtained, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Parent or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (ii) or (iii), any such conflicts, violations, defaults, rights, liens, security interests, charges, encumbrances or detriments that, individually or in the aggregate, would not have a Material Adverse Effect on Parent, materially impair the ability of Parent to perform its obligations hereunder or prevent the consummation of any of the transactions contemplated hereby.

                           (iii) No consent, approval, order or authorization
of, or registration, declaration or filing with, or permit from any Governmental Entity is required by or with respect to Parent or any of its Subsidiaries in connection with the execution and delivery of this Agreement by Parent or Merger Sub or the consummation by Parent or Merger Sub of the transactions contemplated hereby, as to which the failure to obtain or make would have a Material Adverse Effect on Parent, except for: (A) the filing of a premerger notification report by Parent under the HSR Act and the expiration or termination of the applicable waiting period with respect thereto; (B) the filing with the SEC of the Joint Proxy Statement, the S-4, such reports under Section 13(a) of the Exchange Act and such other compliance with the Securities Act and the Exchange Act and the rules and regulations thereunder as may be required in connection with this Agreement and the transactions contemplated hereby, and the obtaining from the SEC of such orders as may be so required; (C) the filing of a Certificate of Merger with the Delaware Secretary of State; (D) filings with, and approval of, the NYSE; (E) such filings and approvals as may be required by any applicable state securities, "blue sky" or takeover laws or environmental laws; and (F) such filings and approvals as may be required by any foreign premerger notification, securities, corporate or other law, rule or regulation.

                  (d) SEC Documents. Parent has made available to the Company a true and complete copy of each report, schedule, registration statement and definitive proxy statement filed by Parent with the SEC since July 28, 1999 and prior to the date of this Agreement (the "Parent SEC Documents"), which are all the documents (other than preliminary material) that Parent was required to file with the SEC since such date. As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Rule 10-01 of Regulation S-X of the SEC) and fairly present in accordance with applicable requirements of GAAP (subject, in the case of the unaudited statements, to normal, recurring adjustments, none of which will be material) the consolidated financial position of Parent and its consolidated Subsidiaries as of their respective dates and the consolidated results of operations and the consolidated cash flows of Parent and its consolidated Subsidiaries for the periods presented therein.

                  (e) Information Supplied. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the S-4 will, at the time the S-4 becomes effective under the Securities Act or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and none of the information supplied or to be supplied by Parent and included or incorporated by reference in the Joint Proxy Statement will, at the date mailed to stockholders of the Company or Parent, as the case may be, or at the time of the meeting of such stockholders to be held in connection with the Merger or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. If at any time prior to the Effective Time, any event with respect to Parent or any of its Subsidiaries, or with respect to other information supplied by Parent for inclusion in the Joint Proxy Statement or the S-4, shall occur which is required to be described in an amendment of, or a supplement to, the Joint Proxy Statement or the S-4, such event shall be so described, and, in the case of the S-4, such amendment or supplement shall be promptly filed with the SEC. The Joint Proxy Statement, insofar as it relates to Parent or its

Subsidiaries of Parent or other information supplied by Parent for inclusion therein, will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  (f) Absence of Certain Changes or Events. Except as set forth in Schedule 3.2(f) of the Parent Disclosure Schedule or disclosed in, or reflected in the Parent SEC Documents, or except as contemplated by this Agreement, since December 31, 1998, there has not been: (i) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of Parent's capital stock (other than quarterly dividends of approximately $0.085 per share of Parent Common Stock);
(ii) any amendment of any term of any outstanding equity security of Parent or any Significant Subsidiary of Parent; (iii) any repurchase, redemption or other acquisition by Parent or any Subsidiary of Parent of any outstanding shares of capital stock or other equity securities of, or other ownership interests in, Parent or any Subsidiary of Parent, except as contemplated by the Parent Stock Plans; (iv) any material change in any method of accounting or accounting practice or any tax method, practice or election by Parent or any Significant Subsidiary of Parent; or (v) any other transaction, commitment, dispute or other event or condition (financial or otherwise) of any character (whether or not in the ordinary course of business) that would have a Material Adverse Effect on Parent.

                  (g) No Undisclosed Material Liabilities. Except as set forth in the Parent SEC Documents, as of the date hereof, there are no liabilities of Parent or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, that would have a Material Adverse Effect on Parent, other than: (i) liabilities adequately provided for on the balance sheet of Parent dated as of June 30, 1999 (including the notes thereto) contained in the Parent's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999 and (ii) liabilities under this Agreement.

                  (h) No Default. Neither Parent nor any of its Subsidiaries is in default or violation (and no event has occurred which, with notice or the lapse of time or both, would constitute a default or violation) of any term, condition or provision of (i) the Restated Certificate of Incorporation or Amended and Restated Bylaws of Parent or any provision of the comparable charter or organizational documents of any of its Subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license to which Parent or any of its Subsidiaries is now a party or by which Parent or any of its Subsidiaries or any of their respective properties or assets is bound or (iii) any order, writ, injunction, decree, statute, rule or regulation applicable to Parent or any of its Subsidiaries, except in the case of (ii) and (iii) for defaults or violations which in the aggregate would not have a Material Adverse Effect on Parent.

                  (i) Compliance with Applicable Laws. Parent and its Subsidiaries hold all permits, licenses, variances, exemptions, orders, franchises and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses as they are now being conducted (the "Parent Permits"), except where the failure so to hold would not have a Material Adverse Effect on Parent. Parent and its Subsidiaries are in compliance with the terms of the

Parent Permits, except where the failure so to comply would not have a Material Adverse Effect on Parent. Except as disclosed in the Parent SEC Documents, the businesses of Parent and its Subsidiaries are not being conducted in violation of any law, ordinance or regulation of any Governmental Entity, except for possible violations which would not have a Material Adverse Effect on Parent. As of the date of this Agreement, no investigation or review by any Governmental Entity with respect to Parent or any of its Subsidiaries is pending or, to the knowledge of Parent as of the date hereof, threatened, other than those the outcome of which would not have a Material Adverse Effect on Parent.

                  (j) Litigation. Except as disclosed in the Parent SEC Documents, there is no suit, action or proceeding pending, or, to the knowledge of Parent, threatened against or affecting Parent or any Subsidiary of Parent ("Parent Litigation"), and Parent and its Subsidiaries have no knowledge of any facts that are likely to give rise to any Parent Litigation, that (in any case) is reasonably likely to have a Material Adverse Effect on Parent, nor is there any judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator outstanding against Parent or any Subsidiary of Parent ("Parent Order") that is reasonably likely to have a Material Adverse Effect on Parent or its ability to consummate the transactions contemplated by this Agreement.

                  (k) Taxes. Except as set forth on Schedule 3.2(k) or 3.2(l)(ii) of the Parent Disclosure Schedule:

                           (i) Each of Parent, each of its Subsidiaries and any
affiliated, consolidated, combined, unitary or similar group of which Parent or any of its Subsidiaries is or was a member has (A) duly filed on a timely basis (taking into account any extensions) all U.S. federal income Tax Returns, and all other material Tax Returns required to be filed or sent by or with respect to it other than Tax Returns that would report immaterial Tax liability and as to which the failure to file would not itself give rise to material Tax liability, (B) duly paid or deposited on a timely basis all material Taxes (as hereinafter defined) that are shown to be due and payable on or with respect to such Tax Returns, and all material Taxes that are otherwise due and payable (except for audit adjustments not material in the aggregate or to the extent that liability therefor is reserved for in Parent's most recent audited financial statements) for which Parent or any of its Subsidiaries may be liable,
(C) established reserves that are adequate for the payment of all material Taxes not yet due and payable with respect to the results of operations of Parent and its Subsidiaries through the date hereof, and (D) complied in all material respects with all applicable laws, rules and regulations relating to the reporting, payment and withholding of material Taxes that are required to be withheld from payments to employees, independent contractors, creditors, shareholders or any other third party and has in all material respects timely withheld from employee wages and paid over to the proper governmental authorities all amounts required to be so withheld and paid over;

                           (ii) Except to the extent being contested in good
faith, all material deficiencies asserted as a result of such examinations and any examination by any applicable taxing authority have been paid, fully settled or adequately provided for in Parent's most recent audited financial statements. No audits or other administrative proceedings or court proceedings are presently pending, or to the knowledge of Parent, threatened, with regard to any Taxes for which Parent or any of its Subsidiaries would be liable in an amount reasonably expected to exceed $100,000, and no material deficiency (to the extent remaining unsatisfied) for any Taxes has been proposed, asserted or assessed (whether by examination report or prior to completion of examination by means of notices of proposed adjustment or other similar requests or notices) pursuant to such examination against Parent or any of its Subsidiaries by any taxing authority with respect to any period;

                           (iii) To the knowledge of Parent, no material
reassessments (for property or ad valorem Tax purposes) of any assets or any property owned or leased by Parent or any of its Subsidiaries have been proposed in written form; and

                           (iv) Neither Parent nor any of its Subsidiaries has
agreed to make any adjustment pursuant to section 481(a) of the Code (or any predecessor provision) by reason of any change in any accounting method of Parent or any of its Subsidiaries, and neither Parent nor any of its Subsidiaries has any application pending with any taxing authority requesting permission for any changes in any accounting method of Parent or any of its Subsidiaries. To the knowledge of Parent, neither the IRS nor any other taxing authority has proposed in writing, and neither Parent nor any of its Subsidiaries is otherwise required to make, any such adjustment or change in accounting method.

                  (l) Pension and Benefit Plans; ERISA.

                           (i) Schedule 3.2(l)(i) of the Parent Disclosure
Schedule contains a list of each "employee pension benefit plan" (as defined in Section 3(2) of (ERISA)) (hereinafter a "Parent Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(l) of ERISA), stock option, stock purchase, deferred compensation plan or arrangement, and other employee fringe benefit plan or arrangement maintained, contributed to or required to be maintained or contributed to by Parent, any of its Significant Subsidiaries or any other person or entity that, together with Parent, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each a "Parent ERISA Affiliate") for the benefit of any present or former officers, employees, directors or independent contractors of Parent or any Parent ERISA Affiliate (all the foregoing being herein called "Parent Employee Benefit Plans"). Parent has made available to the Company true, complete and correct copies of (1) each Parent Employee Benefit Plan and amendments thereto, (2) the most recent annual report on Form 5500 filed with the Internal Revenue Service with respect to each Parent Employee Benefit Plan (if any such report was required by applicable law), (3) the most recent summary plan description for each Parent Employee Benefit Plan for which such a summary plan description is required by applicable law and (4) each trust agreement and insurance or annuity contract relating to any Parent Employee Benefit Plan.

                           (ii) Each Parent Employee Benefit Plan has been
administered in accordance with its terms except as would not have a Material Adverse Effect. Parent, the Parent ERISA Affiliates and all the Parent Employee Benefit Plans are in compliance in all material respects with the applicable provisions of ERISA and the Code. Except as disclosed in Schedule 3.2(l)(ii) of the Parent Disclosure Schedule or except as would not have a Material Adverse

Effect, all reports, returns and similar documents with respect to the Parent Employee Benefit Plans required to be filed with any governmental agency or distributed to any Parent Employee Benefit Plan participant have been duly, timely and accurately filed or distributed. Except as disclosed in Schedule 3.2(l)(ii) of the Parent Disclosure Schedule or except as would not have a Material Adverse Effect, there are no investigations by any governmental agency, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Parent Employee Benefit Plans), suits or proceedings against or involving any Parent Employee Benefit Plan or asserting any rights or claims to benefits under any Parent Employee Benefits Plan that could give rise to any material liability, and there are not any facts to Parent's knowledge that could give rise to any material liability in the event of any such investigation, claim, suit or proceeding.

                           (iii) Except as disclosed on Schedule 3.2(l)(iii) of
the Parent Disclosure Schedule, there has been no "reportable event" as that term is defined in Section 4043 of ERISA and the regulations thereunder with respect to the Parent Pension Plans subject to Title IV of ERISA that would require the giving of notice or any event requiring disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA.

                           (iv) Except as disclosed in Schedule 3.2(l)(iv) of
the Parent Disclosure Schedule, each Parent Pension Plan intended to be qualified has been the subject of a determination letter from the Internal Revenue Service to the effect that such Parent Pension Plan is qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code; no such determination letter has been revoked, and, to the knowledge of Parent, revocation has not been threatened; and such Parent Pension Plan has not been amended since the effective date of its most recent determination letter in any respect that might adversely affect its qualification or materially increase its cost. Parent has made available to the Company a copy of the most recent determination letter received from the Internal Revenue Service with respect to each Parent Pension Plan for which such a letter has been issued, as well as a copy of any pending application for a determination letter. Parent has also provided to the Company a list of all Parent Pension Plan amendments as to which a favorable determination letter has not yet been received.

                           (v) Except as disclosed on Schedule 3.2(l)(v) of the
Parent Disclosure Schedule, no stock or other security issued by Parent or any of its subsidiaries forms or has formed a material part of the assets of any Parent Employee Benefit Plan or Parent Pension Plan.

                  (m) Labor Matters. Except as set forth on Schedule 3.2(m) of the Parent Disclosure Schedule or in the Parent SEC Documents:

                           (i) Neither Parent nor any of its Subsidiaries is a
party to any collective bargaining agreement or other current labor agreement with any labor union or organization, and to Parent's knowledge currently there is no union that claims to represent employees of Parent or any of its Subsidiaries, nor does Parent or any of its Subsidiaries know of any activity or proceeding of any labor organization (or representative thereof) or employee group (or representative thereof) to organize any such employees;

                           (ii) There is no unfair labor practice charge or
grievance arising out of a collective bargaining agreement or other grievance procedure against Parent or any of its Subsidiaries pending, or, to the knowledge or Parent or any of its Subsidiaries, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on Parent;

                           (iii) There is no complaint, lawsuit or proceeding in
any forum by or on behalf of any present or former employee, any applicant for employment or any classes of the foregoing alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship against Parent or any of its Subsidiaries pending, or, to the knowledge of Parent or any of its Subsidiaries, threatened, that has, or is reasonably likely to have, a Material Adverse Effect on Parent;

                           (iv) There is no strike, dispute, slowdown, work
stoppage or lockout pending, or, to the knowledge of Parent or any of its Subsidiaries, threatened, against or involving Parent or any of its Subsidiaries that has, or is reasonably likely to have, a Material Adverse Effect on Parent;

                           (v) Parent and each of its Subsidiaries are in
compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, except for non-compliance that does not have, and is not reasonably likely to have, a Material Adverse Effect on Parent; and

                           (vi) There is no proceeding, claim, suit, action or
governmental investigation pending or, to the knowledge of Parent or any of its Subsidiaries, threatened, in respect to which any current or former director, officer, employee or agent of Parent or any of its Subsidiaries is or may be entitled to claim indemnification from Parent or any of its Subsidiaries pursuant to the Restated Certificate of Incorporation or Amended and Restated Bylaws of Parent or any provision of the comparable charter or organizational documents of any of its Subsidiaries, as provided in any indemnification agreement to which Parent or any Subsidiary of Parent is a party or pursuant to applicable law that has, or is reasonably likely to have, a Material Adverse Effect on Parent.

                  (n) Intangible Property. Parent and its Subsidiaries possess, have adequate rights to use, or have adequate licenses to all material trademarks, trade names, patents, service marks, brand marks, brand names, domain names, computer programs, databases, industrial designs and copyrights necessary for the operation of the businesses of each of Parent and its Subsidiaries (collectively, the "Parent Intangible Property"), except where the failure to possess or have adequate rights to use such properties would not reasonably be expected to have a Material Adverse Effect on Parent. All of the Parent Intangible Property that is owned by Parent or its Subsidiaries in whole or in part is owned free and clear of any and all liens, claims or encumbrances, except those that are not reasonably likely to have a Material Adverse Effect on Parent and neither Parent nor any such Subsidiary has forfeited or otherwise relinquished any Parent Intangible Property which forfeiture would result in a Material Adverse Effect on Parent. Parent and its Subsidiaries are not in violation of or in default under any contract or license giving Parent and its Subsidiaries rights to use or licenses to the Parent Intangible Property, unless such violation or default would not reasonably be expected to have a Material Adverse Effect on Parent. To the knowledge of Parent, the operation of Parent's business has not, does not, and will not in any material respect, conflict with, infringe upon, violate or interfere with or constitute a misappropriation or dilution of any right, title, interest or goodwill, including, without limitation, any intellectual property right, trademark, trade name, patent, service mark, brand mark, brand name, computer program, database, industrial design, copyright or any pending application therefor of any other person and there have been no claims made and neither Parent nor any of its Subsidiaries has received any notice of any claim or otherwise knows that any of the Parent Intangible Property is invalid or conflicts with the asserted rights of any other person or has not been used or enforced or has been failed to be used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of any of the Parent Intangible Property, except for any such conflict, infringement, violation, interference, claim, invalidity, abandonment, cancellation or unenforceability that would not reasonably be expected to have a Material Adverse Effect on Parent. To the knowledge of Parent, no other person has, is or is planning to infringe upon, violate or interfere with or misappropriate or dilute any of the Parent Intangible Property, except where the foregoing would not reasonably be expected to have a Material Adverse Effect on the Company.

                  (o) Environmental Matters. Except as disclosed on Schedule 3.2(o) of the Parent Disclosure Schedule or in the Parent SEC Documents:

                           (i) The operations of Parent and its Subsidiaries
have been and, as of the Closing Date, will be, in compliance with all Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Parent;

                           (ii) Parent and its Subsidiaries have obtained and
will maintain all permits, licenses and registrations, or applications relating thereto, and have made and will make all filings, reports and notices required under applicable Environmental Laws for the continued operations of their respective businesses, except such matters the lack or failure of which would not lead to a Material Adverse Effect on Parent;

                           (iii) Parent and its Subsidiaries are not subject to
any outstanding written orders or material contracts with any Governmental Entity or other person respecting (A) Environmental Laws, (B) Remedial Action or
(C) any Release or threatened Release of a Hazardous Material, except such orders or contracts the compliance with which would not reasonably be expected to have a Material Adverse Effect on Parent;

                           (iv) Parent and its Subsidiaries have not received
any written communication alleging, with respect to any such party, the violation of or liability under any

Environmental Law, which violation or liability would reasonably be expected to have a Material Adverse Effect on Parent;

                           (v) Neither Parent nor any of its Subsidiaries has
any contingent liability in connection with the Release of any Hazardous Material into the indoor or outdoor environment (whether on-site or off-site) that would reasonably be expected to lead to a Material Adverse Effect on Parent;

                           (vi) The operations of Parent or its Subsidiaries
involving the generation, transportation, treatment, storage or disposal of hazardous waste, as defined and regulated under 40 C.F.R. Parts 260-270 (in effect as of the date of this Agreement) or any state equivalent, are in compliance with applicable Environmental Laws, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect on Parent; and

                           (vii) There is not now on or in any property of
Parent or its Subsidiaries any of the following: (A) any underground storage tanks or surface impoundments, (B) any asbestos-containing materials, or (C) any polychlorinated biphenyls, which ((A), (B), or (C) preceding) could have a Material Adverse Effect on Parent.

                  (p) Opinion of Financial Advisor. The Board of Directors of Parent has received the opinion of Warburg Dillon Read LLC (a copy of which has been delivered to the Company) to the effect that, as of the date hereof, the Conversion Number is fair from a financial point of view to the holders of Parent Common Stock.

                  (q) Vote Required. The affirmative vote of the holders of Parent Common Stock required by the rules and regulations of the NYSE is the only vote of the holders of any class or series of Parent capital stock necessary to approve the issuance of the Parent Common Stock pursuant to the Merger. No other vote of the holders of any class or series of Parent capital stock is necessary to approve this Agreement and the transactions contemplated hereby.

                  (r) Beneficial Ownership of Company Common Stock. As of the date hereof and except for the Company Option, neither Parent nor any of its Subsidiaries beneficially own any shares of outstanding Company Common Stock.

                  (s) Brokers. Except for the fees and expenses payable to Warburg Dillon Read LLC, which fees are reflected in its agreement with Parent, no broker, investment banker or other person is entitled to any broker's, finder's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Parent.

                  (t) Tax Matters. Neither Parent nor any of the officers of Parent is aware of any reason why the Merger could fail to qualify as a tax-free reorganization pursuant to section 368(a) of the Code.

                  (u) Interim Operations of Merger Sub. Merger Sub was formed by Parent solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business or activities, has incurred no other obligations or liabilities, has no other assets and has conducted its operations only as contemplated hereby. All of the outstanding capital stock of Merger Sub is owned directly by Parent.

                                   ARTICLE IV

          COVENANTS RELATING TO CONDUCT OF BUSINESS PENDING THE MERGER

                  4.1 Conduct of Business by the Company Pending the Merger. Prior to the Effective Time, The Company agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or set forth in Section 4.1 of the Company Disclosure Schedule, or to the extent that Parent shall otherwise consent in writing):

                  (a) Ordinary Course. Each of the Company and its Subsidiaries shall carry on its businesses in the usual, regular and ordinary course in substantially the same manner as heretofore conducted and shall use its reasonable efforts to preserve intact its present business organizations, keep available the services of its current officers and key employees and endeavor to preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and ongoing business shall not be impaired in any material respect at the Effective Time.

                  (b) Dividends; Changes in Stock. Except for transactions solely among the Company and its Subsidiaries, the Company shall not and it shall not permit any of its Subsidiaries to: (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock; (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company capital stock; or (iii) repurchase, redeem or otherwise acquire, or permit any of its Subsidiaries to purchase, redeem or otherwise acquire, any shares of its capital stock, except as required by the terms of its securities outstanding on the date hereof or as contemplated by any existing employee benefit plan.

                  (c) Issuance of Securities. The Company shall not and it shall not permit any of its Subsidiaries to, issue, deliver or sell, or authorize or propose to issue, deliver or sell, any shares of its capital stock of any class, any Voting Debt or other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, Voting Debt, other voting securities or convertible securities, other than: (i) the issuance of Company Common Stock upon the exercise of stock options granted under the Company Stock Plans (except for the Purchase Plans (as hereinafter defined)) that are outstanding on the date hereof, or in satisfaction of stock grants or stock based awards made prior to the date hereof pursuant to the Company Stock Plans, (ii) the issuance of Company Common Stock upon the exercise of the Company Warrants or the conversion of the Company Convertible Notes that are outstanding on the date hereof and (iii) issuances by a wholly owned Subsidiary of its capital stock to its parent.

                  (d) Governing Documents. Except as contemplated hereby or in connection herewith, the Company shall not amend or propose to amend its Restated Certificate of Incorporation or Bylaws. The Company shall not take any steps to change its state of incorporation and the Company shall not, and it shall cause Service Experts, Inc., a Tennessee corporation and a direct, wholly owned subsidiary of the Company ("SVE Tennessee"), not to consummate the transactions contemplated by the Agreement and Plan of Merger, dated as of April 9, 1999 (the "Reincorporation Agreement"), between the Company and SVE Tennessee. The Company agrees to and agrees to cause SVE Tennessee to, abandon and terminate the Reincorporation Agreement immediately prior to the Effective Time.

                  (e) No Acquisitions. The Company shall not and it shall not permit any of its Subsidiaries to, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof in any individual transaction where the aggregate purchase price exceeds $1.0 million or in transactions where the aggregate purchase price exceeds $15.0 million.

                  (f) No Dispositions. Other than sales, leases, encumbrances or dispositions in the ordinary course of business consistent with past practice that are not material, individually or in the aggregate, to the Company and its Subsidiaries taken as a whole, the Company shall not and it shall not permit any of its Subsidiaries to sell, lease, encumber or otherwise dispose of, or agree to sell, lease (whether such lease is an operating or capital lease), encumber or otherwise dispose of, any of its assets.

                  (g) No Dissolution, Etc. Except as otherwise permitted or contemplated by this Agreement, the Company shall not authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution of the Company or any of its Significant Subsidiaries.

                  (h) Certain Employee Matters. The Company shall not and it shall not permit any of its Subsidiaries to: (i) grant any increases in the compensation of any of its directors, officers or employees, including the grant of bonuses, except increases or bonuses to employees who are not directors or officers made in the ordinary course of business and in accordance with past practice, provided that the Company may pay bonuses to general managers (or any employees who are junior to general managers) that are officers only of Subsidiaries of the Company and that are made in the ordinary course of business consistent with past practice; (ii) pay or agree to pay any material pension, retirement allowance or other employee benefit not required or contemplated by any of the existing Company Employee Benefit Plans or Company Pension Plans as in effect on the date hereof to any such director, officer or employee, whether past or present; (iii) amend or modify in any material respect any Company Pension Plan in each case, except as required by law; (iv) enter into any new, or amend any existing, employment or severance or termination agreement with any director, officer or employee; or (v) become obligated under any new Company Employee Benefit Plan or Company Pension Plan, which was not in existence or approved by the Board of Directors of the Company prior to or on the date hereof, or, except as required by law, amend any such plan or arrangement in existence on the date hereof if such amendment would have the effect of materially enhancing any benefits thereunder. Notwithstanding the foregoing, nothing in this Section 4.1(h) shall prevent the Company from employing general managers (or any employees junior to general managers) and entering into employment agreements with persons in each case in the ordinary course of business consistent with past practice.

                  (i) Indebtedness; Leases; Capital Expenditures. The Company shall not, nor shall the Company permit any of its Subsidiaries to, (i) incur any indebtedness for borrowed money (except for working capital under the Company's existing credit facilities, and (x) refinancings of existing debt and
(y) other immaterial borrowings that, in the case of either (x) or (y), permit prepayment of such debt without penalty (other than LIBOR breakage costs)) or guarantee any such indebtedness or issue or sell any debt securities or rights to acquire any debt securities of the Company or any of its Subsidiaries (other than debt securities in connection with transactions permitted by Section 4.1(e)) or guarantee any debt securities of others, (ii) except in the ordinary course of business, enter into any material lease (whether such lease is an operating or capital lease) or create any material mortgages, liens, security interests or other encumbrances on the property of the Company or any of its Subsidiaries in connection with any indebtedness thereof, or (iii) make or commit to make aggregate capital expenditures in excess of $2.5 million.

                  (j) Accounting. The Company shall not, nor shall it permit any of its Subsidiaries to, make any changes in their accounting methods which would be required to be disclosed under the rules and regulations of the SEC, except as required by law or GAAP.

                  (k) Affiliate Transactions. The Company shall not, nor shall it permit any of its Subsidiaries to, enter into any agreement or arrangement with any of their respective affiliates (as such term is defined in Rule 405 under the Securities Act, an "Affiliate"), other than with wholly owned Subsidiaries of the Company, on terms less favorable to the Company or such Subsidiary, as the case may be, than could be reasonably expected to have been obtained with an unaffiliated third party on an arm's-length basis.

                  (l) Contracts. The Company shall not, nor shall it permit any of its Subsidiaries to, except in the ordinary course of business consistent with past practice, modify, amend, terminate, renew or fail to use reasonable business efforts to renew any material contract or agreement to which it or any of its Subsidiaries is a party or waive, release or assign any material rights or claims. Except as permitted under Section 4.1(e), the Company shall not, nor shall it permit any of its Subsidiaries to, enter into any contract except in the ordinary course of business consistent with past practice.

                  (m) Insurance. The Company shall, and shall cause its Subsidiaries to, maintain with financially responsible insurance companies insurance in such amounts and against such risks and losses as are customary for companies engaged in their respective businesses.

                  (n) Permits. The Company shall, and shall cause its Subsidiaries to, use reasonable efforts to maintain in effect all existing Company Permits which are material to their respective operations.

                  (o) Tax Matters. The Company shall not (i) make or rescind any material express or deemed election relating to Taxes unless it is reasonably expected that such action will not materially and adversely affect the Company or Parent, including elections for any and all joint ventures, partnerships, limited liability companies, working interests or other investments where the Company has the capacity to make such binding election, (ii) settle or compromise any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, except where such settlement or compromise will not materially and adversely affect the Company or Parent or (iii) change in any material respect any of its methods of reporting income or deductions for federal income tax purposes from those employed in the preparation of its federal income Tax Returns that have been filed for prior taxable years, except as may be required by applicable law or except for changes that are reasonably expected not to materially and adversely affect the Company or Parent.

                  (p) Discharge of Liabilities. The Company shall not, nor shall it permit any of its Subsidiaries to, pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice (which includes the payment of final and unappealable judgments) or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1999, or incurred in the ordinary course of business consistent with past practice.

                  (q) Other Actions. The Company shall not, and shall not permit any of its Subsidiaries to, take or fail to take any other action which would reasonably be expected to prevent or materially impede, interfere with or delay the Merger.

                  (r) Agreements. The Company shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with any of the foregoing.

                  (s) 368(a) Reorganization. From the date hereof through the Closing Date, the Company shall not take any action, or cause any action to be taken, which would prevent the transactions contemplated hereby from qualifying as a reorganization described in Section 368(a) of the Code.

                  4.2 Conduct of Business by Parent Pending the Merger. Prior to the Effective Time, Parent agrees as to itself and its Subsidiaries that (except as expressly contemplated or permitted by this Agreement or to the extent that the other parties shall otherwise agree in writing):

                  (a) Dividends; Changes in Stock. Parent shall not (i) engage in any material repurchase, recapitalization, restructuring or reorganization with respect to its capital stock (other than in connection with the Merger), including, without limitation, by way of any extraordinary dividends on or other extraordinary distributions in respect of any of its capital stock, (ii) engage in any repurchase of Parent Common Stock (other than pursuant to any existing employee benefit plan) during the period beginning 45 days prior to the Effective Time and ending at the Effective Time, (iii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of Parent Common Stock or (iv) amend any material term or provision of the Parent Common Stock.

                  (b) Governing Documents. Parent shall not amend or propose to amend its Restated Certificate of Incorporation or Bylaws with respect to the rights of the holders of Parent Common Stock except as contemplated herein.

                  (c) Other Actions. Parent shall not, and shall not permit any of its Subsidiaries to, take or fail to take any other action which would reasonably be expected to prevent or materially impede, interfere with or delay the Merger.

                  (d) Agreements. Parent shall not, nor shall it permit any of its Subsidiaries to, agree in writing or otherwise to take any action inconsistent with the foregoing.

                  (e) 368(a) Reorganization. From the date hereof through the Closing Date, Parent shall not take any action, or cause any action to be taken, which would prevent the transactions contemplated hereby from qualifying as a reorganization described in Section 368(a) of the Code.

                  4.3 No Solicitation.

                  (a) Except as expressly contemplated by this Agreement or otherwise consented to in writing by Parent, from the date of this Agreement until the Effective Time, the Company will not directly or indirectly, and will not permit any of its Subsidiaries to directly or indirectly, initiate, solicit or encourage (including by way of furnishing information or assistance), or take any other action to facilitate, any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal (as defined below), or enter into discussions or negotiate with any person or entity in furtherance of such inquires to obtain an Acquisition Proposal, or enter into an agreement with respect to any Acquisition Proposal or agree to or endorse any Acquisition Proposal, or authorize or permit any of the officers, directors or employees of the Company or any of its Subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative retained by the Company or any of its Subsidiaries to take any such action, and the Company shall promptly notify Parent of all relevant terms of any such inquiries and proposals received by the Company or any of its Subsidiaries or by any such officer, director, investment banker, financial advisor or attorney, and if such inquiry or proposal is in writing, the Company shall deliver or cause to be delivered to Parent a copy of such inquiry or proposal and the Company shall inform Parent on a prompt basis of the status of any discussions or negotiations with such person or entity and any changes to the terms and conditions of such Acquisition Proposal; provided, however, that nothing contained in this Agreement shall prohibit the Board of Directors of the Company from (i) complying with Rule 14d-9 and Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal; or (ii) at any time prior to the vote of the Company's stockholders contemplated hereby, furnishing information to, or entering into discussions or negotiations with, any persons or entity in connection with an unsolicited bona fide proposal in writing by such person or entity to acquire the Company pursuant to a merger, consolidation, share exchange, business combination or other similar transaction or to acquire all or substantially all of the assets of the Company or any of its Significant Subsidiaries or recommending the same to the Company's stockholders, if, and only to the extent that (A) the Board of Directors of the Company, after consultation with independent legal counsel (which may include its regularly engaged independent legal counsel), determines in good faith that such action is required for the Board of Directors of the Company to comply with its fiduciary duties to its stockholders imposed by Delaware law; (B) prior to furnishing such information to, or entering into discussions or negotiations with, such person or entity the Company (x) provides written notice to Parent to the effect that it is furnishing information to, or entering into discussions or negotiations with, such person or entity and (y) obtains from such person or entity a customary confidentiality agreement; and (C) the Company determines in good faith (after consultation with its financial advisor) that such Acquisition Proposal, if accepted, is reasonably likely to be consummated, taking into account all legal, financial and regulatory aspects of the proposal and the person making the proposal and would, if consummated, result in a more favorable transaction than the transaction contemplated by this Agreement, taking into account the long-term prospects and interests of the Company and its stockholders. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company agrees that it will take the necessary steps to promptly inform its officers, directors and advisors of the obligations undertaken in this Section 4.3.

                  (b) "Acquisition Proposal" means any of the following involving the Company or any of its Significant Subsidiaries: (i) any merger, consolidation, share exchange, business combination, or other similar transaction (other than the transactions contemplated by this Agreement); (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of 15% or more of the assets of the Company and its Subsidiaries, taken as a whole, in a single transaction or series of transactions; (iii) any tender offer or exchange offer for 15% or more of the outstanding shares of capital stock of the Company or the filing of a registration statement under the Securities Act in connection therewith; (iv) the acquisition by any person of "beneficial ownership" or the right to acquire beneficial ownership of, or the formation of any "group" (as such terms are defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) which beneficially owns, or has the right to acquire beneficial ownership of 15% or more of the then outstanding shares of capital stock of the Company; or (v) any public announcement of a proposal, plan or intention to do any of the foregoing.

                  4.4 Board of Directors. Parent will take commercially reasonable actions as may be necessary or advisable to nominate and recommend one individual proposed by the

Company and acceptable to Parent who is currently a member of the Board of Directors of the Company for election to a three-year term on the Board of Directors of Parent at Parent's next annual meeting following the Effective Time. After the Effective Time and prior to such individual's election to the Board of Directors of Parent, such individual shall be invited to meetings of the Board of Directors of Parent as a non-voting participant.

                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

                  5.1 Preparation of S-4 and the Joint Proxy Statement. Parent and the Company shall promptly prepare and file with the SEC, the Joint Proxy Statement and Parent and the Company shall prepare, and Parent will file with the SEC, the S-4 in which the Joint Proxy Statement will be included as a prospectus. Each of Parent and the Company shall use its reasonable best efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing. Each of Parent and the Company shall use its reasonable best efforts to cause the Joint Proxy Statement to be mailed to its respective stockholders at the earliest practicable date. Each of Parent and Merger Sub shall use its reasonable best efforts to obtain all necessary state securities laws or "blue sky" permits, approvals and registrations in connection with the issuance of Parent Common Stock in the Merger and upon the exercise of the Company Stock Options and the Company Warrants and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with obtaining such permits, approvals and registrations.

                  5.2 Letter of the Company's Accountants. The Company shall use its reasonable best efforts to cause to be delivered to Parent a letter of Ernst & Young LLP, the Company's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory to Parent and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                  5.3 Letter of Parent's Accountants. Parent shall use its reasonable best efforts to cause to be delivered to the Company a letter of Arthur Andersen LLP, Parent's independent public accountants, dated a date within two business days before the date on which the S-4 shall become effective and addressed to Parent and the Company, in form and substance reasonably satisfactory to the Company and customary in scope and substance for letters delivered by independent public accountants in connection with registration statements similar to the S-4.

                  5.4 Access to Information. Upon reasonable notice, Parent and the Company, as the case may be, shall (and shall cause each of their respective Subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the other, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments and records and, during such period, each of Parent and the Company, as the case may be, shall (and shall cause each of their respective Subsidiaries to) furnish promptly to the other (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to SEC requirements and (b) all other information concerning its business, properties and personnel as such other party may reasonably request. Each of Parent and the Company agrees that it will not, and will cause its respective representatives not to, use any information obtained pursuant to this Section 5.4 for any purpose unrelated to the consummation of the transactions contemplated by this Agreement. The Confidentiality Agreements dated October 15, 1999 and October 19, 1999 between Parent and the Company (collectively, the "Confidentiality Agreements") shall apply with respect to information furnished thereunder or hereunder and any other activities contemplated thereby.

                  5.5 Stockholders Meetings.

                  (a) Company Stockholders' Meeting. The Company shall (i) call a meeting of its stockholders (the "Company Stockholders' Meeting") to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement and the Merger, (ii) through its Board of Directors, recommend to its stockholders the advisability and approval of such matters and not rescind such recommendation, (iii) use its best efforts to obtain approval and adoption of this Agreement and the Merger by its stockholders and (iv) use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the S-4 becomes effective; provided, however, that nothing herein obligates the Company to take any action that would cause its Board of Directors to act inconsistently with their fiduciary duties as determined by the Board of Directors of the Company in good faith after consultation with independent legal counsel (which may include its regularly engaged independent legal counsel). The Company Stockholders' Meeting shall be held on such date as soon as practicable after the date upon which the S-4 becomes effective as the Company and Parent shall mutually determine.

                  (b) Parent Stockholders' Meeting. Parent shall (i) call a meeting of its stockholders (the "Parent Stockholders' Meeting") to be held as promptly as practicable after the date hereof for the purpose of voting upon this Agreement and the issuance of Parent Common Stock pursuant to the Merger,
(ii) through its Board of Directors, recommend to its stockholders approval of such matters and not rescind such recommendation, (iii) use its best efforts to obtain approval and adoption of this Agreement and the issuance of Parent Common Stock pursuant to the Merger by its stockholders and (iv) use all reasonable efforts to hold such meeting as soon as practicable after the date upon which the S-4 becomes effective. The Parent Stockholders' Meeting shall be held on such date as soon as practicable after the date upon which the S-4 becomes effective as the Company and Parent shall mutually determine.

                  5.6 HSR and Other Approvals.

                  (a) HSR Act. Each party hereto shall file or cause to be filed with the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") any notification required to be filed by their respective "ultimate parent" companies under the HSR Act and the rules and regulations promulgated thereunder with respect to the transactions contemplated hereby. Such parties will use all commercially reasonable efforts to make such filings promptly and to respond on a timely basis to any requests for additional information made by either of such agencies. Each of the parties hereto agrees to furnish the others with copies of all correspondence, filings and communications (and memoranda setting forth the substance thereof) between it and its affiliates and their respective representatives, on the one hand, and the FTC, the Antitrust Division or any other Governmental Entity or members or their respective staffs, on the other hand, with respect to this Agreement and the transactions contemplated hereby. Each party hereto agrees to furnish the others with such necessary information and reasonable assistance as such other parties and their respective affiliates may reasonably request in connection with their preparation of necessary filings, registrations or submissions of information to any Governmental Entities, including without limitation any filings necessary under the provisions of the HSR Act.

                  (b) Other Regulatory Approvals. Each party hereto shall cooperate and use its reasonable best efforts to promptly prepare and file all necessary documentation, to effect all necessary applications, notices, petitions, filings and other documents, and to use all commercially reasonable efforts to obtain (and will cooperate with each other in obtaining) any consent, acquiescence, authorization, order or approval of, or any exemption or nonopposition by, any Governmental Entity required to be obtained or made by Parent or the Company or any of their respective Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

                  5.7 Agreements of Rule 145 Affiliates. Prior to the Effective Time, the Company shall cause to be prepared and delivered to Parent a list identifying all persons who, at the time of the Company Stockholders' Meeting may be deemed to be "affiliates" of the Company, as that term is used in paragraphs (c) and (d) of Rule 145 under the Securities Act (the "Rule 145 Affiliates"). The Company shall use its reasonable best efforts to cause each person who is identified as a Rule 145 Affiliate in such Company list to deliver to Parent, at or prior to the Effective Time, a written agreement, in form and substance agreeable to Parent and the Company, that such Rule 145 Affiliate will not sell, pledge, transfer or otherwise dispose of any shares of Parent Common Stock issued to such Rule 145 Affiliate pursuant to the Merger, except pursuant to an effective registration statement or in compliance with Rule 145 or an exemption from the registration requirements of the Securities Act. The Company and the Rule 145 Affiliates shall be relieved of this obligation under the foregoing provisions of this Section 5.7 and such written agreements if, and to the extent, such Rule 145 is amended not to require such written agreements or any of the covenants contained therein.

                  5.8 Authorization for Shares and Stock Exchange Listing. Prior to the Effective Time, Parent shall have taken all action necessary to permit it to issue the number of shares of Parent Common Stock required to be issued pursuant to Section 2.1. Parent shall use all reasonable efforts to cause the shares of Parent Common Stock to be issued in the Merger and the shares of Parent Common Stock to be reserved for issuance upon exercise of the Company Stock Options and the Company Warrants and issuances under the Company Stock Plans to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing Date.

                  5.9 Employee Matters. Parent and the Company agree that all employees of the Company immediately prior to the Effective Time shall be employed by the Surviving Corporation immediately after the Effective Time, it being understood that Parent and the Surviving Corporation shall not have any obligations to continue employing such employees for any length of time thereafter. Parent and the Company further agree that Company Employee Benefit Plans in effect at the date of this Agreement shall, to the extent practicable, remain in effect until otherwise determined after the Effective Time. To the extent such Company Employee Benefit Plans are not continued, (i) the Company employees will be covered by Parent Employee Benefit Plans applicable to similarly situated employees of Parent or (ii) Parent will maintain for a period of one year after the Effective Time benefit plans that are not less favorable, in the aggregate, to the employees covered by Company Employee Benefit Plans than are the Company Employee Benefit Plans. In the case of Company Pension Plans that are continued and under which the employees' interests are based upon Company Common Stock, Parent and the Company agree that such interests shall be based on Parent Common Stock in an equitable manner (and in the case of any such interests existing at the Effective Time, on the basis of the Conversion Number); provided, however, that nothing contained herein shall be construed as requiring Parent or the Surviving Corporation to continue any specific Company Pension Plan. Parent and the Surviving Corporation further agree that any present employees of the Company shall be credited for their service with the Company and its predecessor entities, for purposes of eligibility and vesting in the plans provided by Parent and the Surviving Corporation. Those employees' benefits under Parent's and the Surviving Corporation's medical benefit plan shall not be subject to any exclusions for any pre-existing conditions, and credit shall be received for any deductibles or out-of-pocket amounts previously paid during the current year.

                  5.10 Stock Options and Warrants; Restricted Stock Awards; and Stock Purchase Plans.

                  (a) At the Effective Time, each outstanding option to purchase Company Common Stock and any stock appreciation rights related thereto that has been granted pursuant to a Company Stock Plan ("Company Stock Option") and the Company Warrants, whether vested or unvested, shall be assumed by Parent. Each such option or warrant shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option or Company Warrant, a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock purchasable pursuant to such Company Stock Option or Company Warrant multiplied by the Conversion Number, at a price per share equal to the per-share exercise price for the shares of Company Common Stock purchasable pursuant to such Company Stock Option or Company Warrant divided by the Conversion Number; provided, however, that in the case of any option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422-424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424(a) of the Code; and provided further, that, unless otherwise provided in the applicable Company Stock Plan, Company Stock Option or Company Warrant, the number of shares of Parent Common Stock that may be purchased upon exercise of such Company Stock Option or Company Warrant shall not include any fractional share and, upon exercise of such Company Stock Option or

Company Warrant, a cash payment shall be made for any fractional share based upon the closing price of a share of Parent Common Stock on the NYSE on the trading day immediately preceding the date of exercise.

                  (b) The Company shall take such action as is necessary to amend the Company's 1996 Employee Stock Purchase Plan and the Company's 1997 Nonqualified Stock Purchase Plan (collectively referred to herein as the "Purchase Plans") to cause the Exercise Date of the current Plan Year (as each is defined under each of the Purchase Plans) to be immediately prior to the Effective Time (the "Final Purchase Date"), provided that such change in the Exercise Date shall be conditioned upon the consummation of the Merger. On the Final Purchase Date, the Company shall apply the funds credited as of such date under such Purchase Plan within each participant's contribution account to the purchase of whole shares of Company Common Stock in accordance with the terms of such Purchase Plan. Any cash balance remaining in a participant's account which is insufficient to purchase an additional whole share of Company Common Stock shall be refunded to such participant as soon as practicable following the Final Purchase Date.

                  (c) At the Effective Time, each Company Restricted Stock Award, whether vested or unvested, shall be deemed to constitute a restricted stock award on the same terms and conditions as were applicable under the Restricted Stock Award, which shall constitute the right to receive a number of shares of Parent Common Stock equal to the number of shares of Company Common Stock granted pursuant to such Restricted Stock Award multiplied by the Conversion Number, at a vesting strike price equal to the vesting strike price for the Restricted Stock Award divided by the Conversion Number.

                  (d) Parent shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Parent Common Stock for delivery upon exercise of the Company Stock Options, Company Warrants and Company Restricted Stock Awards assumed in accordance with this Section 5.10. As soon as practicable after the Effective Time, Parent shall file with the SEC a registration statement on Form S-8 (or any successor form) or another appropriate form with respect to the shares of Parent Common Stock subject to the Company Stock Options and shall use its reasonable best efforts to maintain the effectiveness of such registration statement or registration statements (and maintain the current status of the prospectus or prospectuses contained therein) for so long as Company Stock Options remain outstanding.

                  5.11 Indemnification; Directors' and Officers' Insurance.

                  (a) The Company shall, and from and after the Effective Time, Parent and the Surviving Corporation shall, indemnify, defend and hold harmless each person who is now, or has been at any time prior to the date hereof or who becomes prior to the Effective Time, an officer or director of the Company or any of its Subsidiaries or an employee of the Company or any of its Subsidiaries who acts as a fiduciary under any Company Employee Benefit Plans or Company Pension Plans (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including attorneys' fees), liabilities or judgments or amounts that are paid in settlement with the approval of the indemnifying party (which approval shall not be unreasonably withheld) of or in connection with any threatened or actual claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer, or such employee of the Company or any Subsidiary whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time ("Indemnified Liabilities"), including all Indemnified Liabilities based in whole or in part on, or arising in whole or in part out of, or pertaining to this Agreement or the transactions contemplated hereby, in each case to the full extent permitted under applicable Delaware law (and Parent and the Surviving Corporation, as the case may be, will pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the full extent permitted by law). Without limiting the foregoing, in the event any such claim, action, suit, proceeding or investigation is brought against any Indemnified Parties (whether arising before or after the Effective Time), (i) the Indemnified Parties may retain counsel satisfactory to them and the Company (or them and Parent and the Surviving Corporation after the Effective Time) and the Company (or after the Effective Time, Parent and the Surviving Corporation) shall pay all fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; and (ii) the Company (or after the Effective Time, Parent and the Surviving Corporation) will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that neither the Company, Parent nor the Surviving Corporation shall be liable for any settlement effected without its written consent, which consent, however, shall not be unreasonably withheld. Any Indemnified Party wishing to claim indemnification under this Section 5.11, upon learning of any such claim, action, suit, proceeding or investigation, shall notify the Company (or after the Effective Time, Parent and the Surviving Corporation), but the failure so to notify shall not relieve a party from any liability that it may have under this
Section 5.11, except to the extent such failure materially prejudices such party. The Indemnified Parties as a group may retain only one law firm to represent them with respect to each such matter unless there is, under applicable standards of professional conduct, a conflict or a potential conflict on any significant issue between the positions of any two or more Indemnified Parties. The Company, Parent and Merger Sub agree that all rights to indemnification, including provisions relating to advances of expenses incurred in defense of any action or suit, existing in favor of the Indemnified Parties (including in the Restated Certificate of Incorporation or Bylaws of the Company) with respect to matters occurring through the Effective Time, shall survive the Merger and shall continue in full force and effect.

                  (b) For a period of six years after the Effective Time, Parent shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its Subsidiaries (provided that Parent may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Parties) with respect to matters arising before the Effective Time, provided that Parent shall not be required to pay an annual premium for such insurance in excess of two times the last annual premium paid by the Company prior to the date hereof, but in such case shall purchase as much coverage as possible for such amount.

                  5.12 Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any governmental body or other person or other legal or administrative proceeding is commenced that questions the validity or legality of the transactions contemplated hereby or seeks damages in connection therewith, the parties hereto agree to cooperate and use their reasonable efforts to defend against and respond thereto.

                  5.13 Public Announcements. The parties hereto will consult with each other before issuing any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the consent of the other parties, except as may be required by applicable law or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system so long as the other parties are notified promptly by the disclosing party of such press release or public statement.

                  5.14 Other Actions. Except as contemplated by this Agreement, neither Parent nor the Company shall, and shall not permit any of its Subsidiaries to, take or agree or commit to take any action that is reasonably likely to result in any of its respective representations or warranties hereunder being untrue in any material respect or in any of the conditions to the Merger set forth in Article VI not being satisfied. Each of the parties agrees to use its reasonable best efforts to satisfy the conditions to Closing set forth in this Agreement.

                  5.15 Advice of Changes; SEC Filings. Parent and the Company, as the case may be, shall confer on a regular basis with each other, report on operational matters and promptly advise each other orally and in writing of any change or event having, or which, insofar as can reasonably be foreseen, could have, a Material Adverse Effect on Parent or the Company, as the case may be. Parent and the Company shall promptly provide each other (or their respective counsel) copies of all filings made by such party with the SEC or any other state or federal Governmental Entity in connection with this Agreement and the transactions contemplated hereby.

                  5.16 Reorganization. It is the intention of Parent and the Company that the Merger will qualify as a reorganization described in Section 368(a) of the Code. Neither Parent nor the Company (nor any of their respective Subsidiaries) will take or omit to take any action (whether before, on or after the Closing Date) that would cause the Merger not to be so treated. The parties will characterize the Merger as such a reorganization for purposes of all Tax Returns and other filings.

                  5.17 Conveyance Taxes. Parent and the Company will (a) cooperate in the preparation, execution and filing of all material returns, questionnaires, applications or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees and any similar taxes which become payable in connection with the transactions contemplated by this Agreement that are required or permitted to be filed on or before the Effective Time, (b) cooperate in the preparation, execution and filing of all material returns, questionnaires, applications or other documents regarding any material applicable exemptions to any such tax or fee, and (c) each pay any such material tax or fee which becomes payable by it on or before the Effective Time.

                  5.18 Other Agreements. Concurrently with the execution of this Agreement, (i) Parent shall enter into an agreement reasonably satisfactory to Parent with each of the persons identified on Exhibit 5.18(a) hereto regarding the voting of shares of Company Common Stock at the Company Stockholders' Meeting and (ii) the Company shall enter into an agreement reasonably satisfactory to the Company with each of the persons identified in Exhibit 5.18(b) hereto regarding the voting of shares of Parent Common Stock at the Parent Stockholders' Meeting.

                  5.19 Company Credit Agreement. At or prior to the Closing, Parent shall refinance (or arrange for the continuation of) or repay all the Company's debt under its $200 million bank credit facility with SunTrust Bank, Nashville, N.A., NationsBank, N.A., and The First National Bank of Chicago and the other lenders thereunder (the "Bank Credit Facility"). Parent acknowledges that the Merger may constitute an "Event of Default" under the Bank Credit Facility. Notwithstanding the foregoing, Parent acknowledges that the receipt of the consent or waiver of the lenders under the Bank Credit Facility shall not be a condition to Parent's obligation to effect the Merger.

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                  6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction prior to the Closing Date of the following conditions:

                  (a) The Company Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon.

                  (b) Parent Stockholder Approval. The issuance of Parent Common Stock pursuant to the Merger shall have been approved and adopted by the affirmative vote of the holders of Parent Common Stock required by the rules and regulations of the NYSE.

                  (c) NYSE Listing. The shares of Parent Common Stock issuable to the Company stockholders pursuant to this Agreement in the Merger shall have been authorized for listing on the NYSE upon official notice of issuance.

                  (d) Other Approvals. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and all filings required to be made prior to the Effective Time with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time from, any Governmental Entity in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby shall have been made or obtained (as the case may be), except where the failure to obtain such consents, approvals, permits and authorizations would not be reasonably likely to result in a Material Adverse Effect on Parent (assuming the Merger has taken place) or to materially adversely affect the consummation of the Merger, and no such consent, approval, permit or authorization shall impose terms or conditions that would have, or would be reasonably likely to have, a Material Adverse Effect on Parent (assuming the Merger has taken place).

                  (e) S-4. The S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

                  (f) No Injunctions or Restraints. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger shall be in effect; provided, however, that prior to invoking this condition, each party shall have complied fully with its obligations under Section 5.6 hereof and, in addition, shall use all reasonable efforts to have any such decree, ruling, injunction or order vacated, except as otherwise contemplated by this Agreement.

                  6.2 Conditions of Obligations of Parent. The obligations of Parent and Merger Sub to effect the Merger are subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by Parent.

                  (a) Representations and Warranties of the Company. Each of the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 3.1 hereof) would not in the aggregate have a Material Adverse Effect on the Company, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                  (c) Letters from Rule 145 Affiliates. Parent shall have received from each person named in the Company list referred to in Section 5.7 an executed copy of an agreement as provided in such section.

                  (d) Tax Opinion. Parent shall have received an opinion from Baker & Botts, L.L.P. ("Parent's Counsel"), in form and substance reasonably satisfactory to Parent, dated the Closing Date, a copy of which will be furnished to the Company, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly for federal income tax purposes (i) no gain or loss will be recognized by Parent, Merger Sub or the Company as a result of the Merger and (ii) no gain or loss will be recognized by a stockholder of the Company as a result of the Merger upon the conversion of shares of Company Common Stock into shares of Parent Common Stock (except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock). In rendering such opinion, Parent's Counsel may receive and rely upon representations of fact and covenants contained in certificates of officers of the Company and Parent, reasonably satisfactory in form and substance to such counsel.

                  6.3 Conditions of Obligations of the Company. The obligation of the Company to effect the Merger is subject to the satisfaction of the following conditions, any or all of which may be waived in whole or in part by the Company:

                  (a) Representations and Warranties of Parent and Merger Sub. Each of the representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 3.2 hereof) would not in the aggregate have a Material Adverse Effect on Parent, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (b) Performance of Obligations of Parent and Merger Sub. Each of Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent to such effect.

                  (c) Tax Opinion. The Company shall have received an opinion from Waller Lansden Dortch & Davis, A Professional Limited Liability Company ("Company's Counsel"), in form and substance reasonably satisfactory to the Company, dated the Closing Date, a copy of which will be furnished to Parent, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code, and that, accordingly for federal income tax purposes (i) no gain or loss will be recognized by Parent, Merger Sub or the Company as a result of the Merger and
(ii) no gain or loss will be recognized by a stockholder of the Company as a result of the Merger upon the conversion of shares of Company Common Stock into shares of Parent Common Stock (except with respect to cash, if any, received in lieu of fractional shares of Parent Common Stock). In rendering such opinion, the Company's Counsel may receive and rely upon representations of fact and covenants contained in certificates of officers of the Company and Parent, reasonably satisfactory in form and substance to such counsel.

                                   ARTICLE VII

                            TERMINATION AND AMENDMENT

                  7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and the stockholders of Parent:

                  (a) by mutual written consent of Parent and the Company, or by mutual action of their respective Boards of Directors;

                  (b) by either Parent or the Company if (i) any Governmental Entity shall have issued any Injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such Injunction or other action shall have become final and nonappealable; or (ii) any required approval of the stockholders of a party shall not have been obtained by reason of the failure to obtain the required vote upon a vote held at a duly held meeting of stockholders or at any adjournment or postponement thereof;

                  (c) by Parent or the Company if the Merger shall not have been consummated by April 30, 2000; provided, however, that the right to terminate this Agreement under this Section 7.1(c) shall not be available to any party whose breach of any representation or warranty or failure to fulfill any covenant or agreement under this Agreement has been the cause of or resulted in the failure of the Merger to occur on or before such date;

                  (d) by Parent if (i) the Company shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by the Company of notice of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of the Company contained in this Agreement shall not be true in all material respects when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date), provided such breach has not been cured within 30 days following receipt by the Company of notice of such breach and is existing at the time of termination of this Agreement, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 3.1 hereof) would not have a Material Adverse Effect on the Company; or (iii) after the date hereof there has been any Material Adverse Change with respect to the Company;

                  (e) by the Company if (i) Parent or Merger Sub shall have failed to comply in any material respect with any of the covenants or agreements contained in this Agreement to be complied with or performed by it at or prior to such date of termination (provided such breach has not been cured within 30 days following receipt by Parent of notice of such breach and is existing at the time of termination of this Agreement); (ii) any representation or warranty of

Parent or Merger Sub contained in this Agreement shall not be true in all material respects when made or on or at the time of termination as if made on such date of termination (except to the extent it relates to a particular date), provided such breach has not been cured within 30 days following receipt by Parent of notice of such breach and is existing at the time of termination of this Agreement, except where the failure to be so true and correct (without giving effect to the individual materiality qualifications and thresholds otherwise contained in Section 3.2 hereof) would not have a Material Adverse Effect on Parent; or (iii) after the date hereof there has been any Material Adverse Change with respect to Parent;

                  (f) by Parent if (i) the Board of Directors of the Company shall have withdrawn or modified, in any manner which is adverse to Parent, its recommendation or approval of the Merger or this Agreement and the transactions contemplated hereby or shall have resolved to do so, (ii) the Board of Directors of the Company shall have failed to call the Company Stockholder Meeting in accordance with Section 5.5(a), (iii) if the Board of Directors of the Company have failed to mail the Joint Proxy Statement to its stockholders within a reasonable period of time after the Joint Proxy Statement shall be available for mailing or failed to include therein such approval and recommendation (including the recommendation that the stockholders of the Company vote in favor of this Agreement and the Merger) or (iv) the Board of Directors of the Company shall have recommended to the stockholders of the Company any Acquisition Proposal or any transaction described in the definition of Acquisition Proposal, or shall have resolved to do so; and

                  (g) by the Company, if the Company shall exercise the right specified in clause (ii) of Section 4.3(a); provided that the Company may not effect such termination pursuant to this Section 7.1(g) unless and until (i) Parent receives at least two days' prior written notice from the Company of its intention to effect such termination pursuant to this Section 7.1(g); (ii) during such two day period, the Company shall, and shall cause its respective financial and legal advisors to, consider any adjustment in the terms and conditions of this Agreement that Parent may propose; and (iii) the Company pays the amounts required by Section 7.2 concurrently with such termination.

                  7.2 Effect of Termination.

                  (a) In the event of termination of this Agreement by any party hereto as provided in Section 7.1, this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto except (i) with respect to this Section 7.2, the second and third sentences of
Section 5.4, and Section 8.1, and (ii) to the extent that such termination results from the willful breach (except as provided in Section 8.8) by a party hereto of any of its representations or warranties or of any of its covenants or agreements contained in this Agreement.

                  (b) If (i) Parent terminates this Agreement pursuant to
Section 7.1(d)(i) and at the time of such termination an Acquisition Proposal is pending, (ii) if Parent terminates this Agreement pursuant to Section 7.1(f) or
(iii) the Company terminates this Agreement pursuant to Section 7.1(g), the Company shall, on the day of such termination, pay Parent a fee of $5.0 million in cash by wire transfer of immediately available funds to an account designated by Parent.

                  (c) If within six months of any termination of this Agreement by Parent pursuant to Section 7.1(d)(i), the Company agrees to or consummates an Acquisition Proposal, then at the closing of any Acquisition Proposal, the Company shall pay Parent a fee of $5.0 million in cash by wire transfer of immediately available funds to an account designated by Parent; provided, however, that if the Company has already paid a fee of $5.0 million to Parent pursuant to Section 7.2(b), then the Company shall not be obligated to pay another fee pursuant to this Section 7.2(c); provided further, that if the Company has already paid a fee of $4.0 million to Parent pursuant to Section 7.2(d), then the Company shall only be obligated to pay $1.0 million pursuant to this Section 7.2(c).

                  (d) If this Agreement is terminated by Parent pursuant to
Section 7.1(b)(ii) (with respect to a failure to obtain the requisite shareholder vote of the Company), and Parent shall not be entitled to a termination fee under any other provision of this Agreement, and if prior to the event giving rise to such termination by Parent, the Company shall not be entitled to terminate this Agreement pursuant to Sections 7.1(b)(i), 7.1(c) or 7.1(e), then the Company shall, on the date of such termination, pay Parent a fee of $4.0 million in cash by wire transfer of immediately available funds to an account designated by Parent.

                  (e) If this Agreement is terminated by the Company pursuant to
Section 7.1(b)(ii) (with respect to a failure to obtain the requisite shareholder vote of Parent), and if prior to the event giving rise to such termination by the Company, Parent shall not be entitled to terminate this Agreement pursuant to Sections 7.1(b)(i), 7.1(c), 7.1(d) or 7.1(f), Parent shall, on the day of such termination, pay the Company a fee of $4.0 million in cash by wire transfer of immediately available funds to an account designated by the Company.

                  7.3 Amendment. This Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of the Company and the stockholders of Parent, but, after any such approval, no amendment shall be made which by law requires further approval by such stockholders without first obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  7.4 Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed: (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto; (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto; and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

                  8.1 Payment of Expenses. Each party hereto shall pay its own expenses incident to preparing for entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby, whether or not the Merger shall be consummated, except that Parent and the Company shall share equally the expenses incurred by Parent and the Company in connection with the printing and mailing of the Joint Proxy Statement.

                  8.2 Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time and any liability for breach or violation thereof shall terminate absolutely and be of no further force and effect at and as of the Effective Time, except for the agreements contained in Sections 2.1, 2.2, 4.4, 5.9 through 5.11, and 7.2 and Article VIII, the agreements delivered pursuant to Section 5.7 and the representations, covenants and agreements contained in Section 5.16. The Confidentiality Agreements shall survive the execution and delivery of this Agreement, and the provisions of the Confidentiality Agreements shall apply to all information and material delivered hereunder.

                  8.3 Notices. Any notice or communication required or permitted hereunder shall be in writing and either delivered personally, telegraphed or telecopied or sent by certified or registered mail, postage prepaid, return receipt requested and shall be deemed to be given, dated and received (i) when so delivered personally, (ii) upon receipt of an appropriate electronic answerback or confirmation when so delivered by telegraph or telecopy (to such number specified below or another number or numbers as such person may subsequently designate by notice given hereunder) or, (iii) five business days after the date of mailing to the following address or to such other address or addresses as such person may subsequently designate by notice given hereunder, if so delivered by mail:

                  (a)      if to Parent, to:

                           Lennox International Inc.
                           2100 Lake Park Blvd.
                           Richardson, Texas  75080
                           Telecopy:  (972) 497-5440
                           Attention: Chief Executive Officer
                           with a copy to:

                           Baker & Botts, L.L.P.
                           2001 Ross Avenue
                           Dallas, TX  75201
                           Telecopy:  (214) 953-6503
                           Attention:  Andrew M. Baker

                  and (b) if to the Company, to:

                           Service Experts, Inc.
                           Six Cadillac Drive, Suite 400
                           Brentwood, TN 37027
                           Telecopy:  (615) 221-4131
                           Attention:  Chief Executive Officer

                           with copies to:

                           Cleary, Gottlieb, Steen & Hamilton
                           1 Liberty Plaza
                           New York, NY  10006
                           Telecopy:  (212) 225-3999
                           Attention:  Victor I. Lewkow, Esq.

                           and

                           Waller Lansden Dortch & Davis,
                           A Professional Limited Liability Company
                           511 Union Street
                           Suite 2100, Nashville City Center
                           Nashville, TN  37219
                           Telecopy:  (615) 244-6804
                           Attention:  J. Chase Cole, Esq.

                  8.4 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. The table of contents, glossary of defined terms and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the word "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Unless the context otherwise requires, "or" is disjunctive but not necessarily exclusive, and words in the singular include the plural and in the plural include the singular.

                  8.5 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                  8.6 Entire Agreement; No Third Party Beneficiaries. This Agreement (together with the Confidentiality Agreements, the Company Option Agreement and any other documents and instruments referred to herein and (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereto and (b) except as provided in Sections 5.9 through 5.11, is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  8.7 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

                  8.8 Jurisdiction. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement, the Company Option Agreement or the transactions contemplated hereby or thereby may be brought in any federal or state court located in the State of Delaware, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 8.3 shall be deemed effective service of process on such party.

                  8.9 No Remedy in Certain Circumstances. Each party agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be null, void or unenforceable, or order any party to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, the validity, legality and enforceability of the remaining provisions and obligations contained or set forth herein shall not in any way be affected or impaired thereby, unless the foregoing inconsistent action or the failure to take an action constitutes a material breach of this Agreement or makes this Agreement impossible to perform, in which case this Agreement shall terminate pursuant to Article VII hereof. Except as otherwise contemplated by this Agreement, to the extent that a party hereto took an action inconsistent herewith or failed to take action consistent herewith or required hereby pursuant to an order or judgment of a court or other competent authority, such party shall not incur any liability or obligation unless such party breached its obligations under Section 5.6 hereof or did not in good faith seek to resist or object to the imposition or entering of such order or judgment.

                  8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Merger Sub may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to any newly formed, direct wholly owned Subsidiary of Parent, which Subsidiary would then be substituted for Merger Sub for purposes of this Agreement, provided such assignment would not cause (or potentially cause) the Merger to fail to qualify as a reorganization within the meaning of Section 368(a) of the Code. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  IN WITNESS WHEREOF, each party has caused this Agreement to be signed by its respective officers thereunto duly authorized, all as of the date first written above.


                                       LENNOX INTERNATIONAL INC.


                                       By: /s/ John W. Norris, Jr
                                               Name:  John W. Norris, Jr.
                                               Title: Chairman of the Board and
                                                      Chief Executive Officer


                                       LII ACQUISITION CORPORATION


                                       By: /s/ Carl E. Edwards, Jr.
                                              Name:  Carl E. Edwards, Jr.
                                              Title: Vice President


                                       SERVICE EXPERTS, INC.


                                       By: /s/ Alan Sielbeck
                                               Name:  Alan Sielbeck
                                               Title: Chief Executive Officer

                                                                  EXHIBIT 3.1(i)

                                 SENIOR MANAGERS


Section (a) - Senior Managers of Parent

         Mark Dolan
         Jim Mishler
         Ken Fernandez
         Rusty Boaz
         John Dugan


Section (b) - Senior Managers of the Company

         Andrew Beto
         Gary Elekes
         Lurton Keel, Jr.
         Robert Major
         Robert McCullough, Jr.
         John McKinney
         Charner Triplett
         Peter Zabaski

                                                                    EXHIBIT 5.18

                                VOTING AGREEMENTS

Section (a) - Stockholders of the Company

         Alan R. Sielbeck
         Ronald L. Smith
         Anthony M. Schofield


Section (b) - Stockholders of Parent

         John W. Norris, Jr.
         H. E. French
         Robert E. Schjerven
         Michael G. Schwartz
         Harry J. Ashenhurst
         Carl E. Edwards, Jr.
         W. Lane Pennington
         Clyde W. Wyant
         John J. Hubbuch
         David H. Anderson
         Richard W. Booth
         Thomas W. Booth
         James J. Byrne
         Janet K. Cooper
         John E. Major
         Donald E. Miller
         Richard L. Thompson
         Leo E. Anderson Trust
         David H. Anderson Trust
         Betty Oaks Trust
         1996 Anderson GST Exempt Trust